                              SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                     THE MAY DEPARTMENT STORES COMPANY
                   -------------------------------------
             (Name of Registrant as Specified in its Charter)

       --------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /   Check box if any part of the fee is offset as provided by Exchange Act
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

MAY
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799


April 22, 1996

Dear Fellow Shareowner:

            You are cordially invited to attend the annual meeting of shareowners to be held at the Cervantes Convention Center, Washington at 8th Street, St. Louis, Missouri, on Friday, May 24, 1996, at 10:00 a.m. Central Daylight Time.
            We are pleased to have achieved our 21st consecutive year of record sales and earnings per share from continuing operations. During 1995 we focused our efforts on delivering more value to our customers, by broadening our assortments of higher-quality prestige merchandise, introducing exciting new merchandise, speeding the delivery of merchandise to the selling floor, and becoming a more powerful holiday and gift store. We continue to target significant growth from new stores, acquisitions, and expansions and remain dedicated to developing the best talent in retailing and treating the customer right.
            Thomas A. Hays, deputy chairman, will retire on April 30th. In his 27 years with May, 13 as director, he has contributed significantly to the success of the Company. We are deeply indebted to him and most appreciative of all that he has done. We will miss him both personally and professionally.
            We appreciate your continued support for our efforts. We are committed to continuing to grow and enhance the value of your investment.
            It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

Very truly yours,



David C. Farrell                                      Jerome T. Loeb
Chairman of the Board and                             President
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The annual meeting of shareowners of The May Department Stores Company, a New York corporation (the "Company"), will be held at the Cervantes Convention Center, Washington at Eighth Street, St. Louis, Missouri, on Friday, May 24, 1996, at 10:00 a.m., Central Daylight Time, to consider and act upon the following matters:

(a)   The election of seven directors;

(b)   The ratification of the appointment of independent auditors;

(c) The proposal to approve a change in the state of incorporation of the Company from New York to Delaware pursuant to an Agreement and Plan of Share Exchange, a copy of which is attached to the accompanying proxy statement as Appendix A; and

(d)   A proposal by a certain shareowner.

The foregoing matters are more fully described in the following proxy statement. All common shareowners and owners of ESOP preference shares of record at the close of business on April 4, 1996 (the "Record Date") are entitled to vote at the meeting.

PROXY STATEMENT

This proxy statement is furnished to shareowners of common stock of the Company and to owners of ESOP (Employee Stock Ownership Plan) preference shares of the Company ("ESOP stock") in connection with the solicitation by the board of directors of proxies for use at the annual meeting of shareowners and at all adjournments thereof. This proxy statement and the enclosed form of proxy are being mailed to shareowners on or about April
22, 1996.
    Management knows of no matters to be presented at the meeting other than as mentioned below. However, if any matter not specifically set forth in the foregoing notice properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any shareowner has the power to revoke his or her proxy at any time during or prior to the annual meeting.
    Owners of common stock are entitled to cast one vote for each share owned. The outstanding voting securities of the Company as of the Record Date, which carry 264,295,934 votes, consisted of (i) 249,869,322 shares of common stock (excluding 63,767,674 shares of treasury stock), and (ii)
704,069 shares of ESOP stock which carry 14,426,612 votes. The owners of the outstanding common stock and of the ESOP stock are entitled to vote together as a single class and, with respect to Proposal (c) on the accompanying proxy card, as separate classes also.
    The Company knows of no person who is the beneficial owner of more than 5% of the Company's voting securities, except that:
    (i) the Oppenheimer Group, Oppenheimer Tower, World Financial Center, New York, New York, has filed a Form 13G indicating that, as of February 1, 1996, it owned 13,403,147 shares of common stock (5.38% of the outstanding shares of common stock); and
    (ii) as of the Record Date, the Company's Profit Sharing Plan beneficially owned 11,023,411 shares of common stock (4.4% of the outstanding shares of common stock) and 100% of the outstanding shares of ESOP stock which carry 14,426,612 votes. Members direct the voting of all shares held by the Profit Sharing Plan. Together, the ESOP stock and the common stock owned by the Profit Sharing Plan represent 9.63% of the votes which can be cast at the meeting.

THE ELECTION OF DIRECTORS

Proposal (a) on the accompanying proxy card.

Nominees. The board of directors proposes the election of seven directors. These seven directors, together with the seven directors whose terms continue beyond this year's annual meeting, will comprise the board of directors.
    The shares represented by the accompanying proxy card will be voted (unless voting authority is withheld) in favor of electing the persons named below as directors. Such proxies will be voted to elect Eugene S. Kahn and Andrall E. Pearson to serve as directors for terms expiring at the 1998 annual meeting of shareowners and Richard L. Battram, David C. Farrell,
Robert D. Storey, Anthony J. Torcasio and Edward E. Whitacre, Jr., to serve as directors for terms expiring at the 1999 annual meeting of shareowners and until their respective successors have been elected and qualified.
Messrs. Loeb, Palmer, Quinlan and Stiritz were previously elected to serve as directors for terms expiring at the 1997 annual meeting of shareowners, and Mrs. Kaplan and Messrs. Meyer and Weidenbaum were previously elected to serve as directors for terms expiring at the 1998 annual meeting of shareowners, and, accordingly, these directors do not stand for election at the 1996 annual meeting. If the Reincorporation (as defined below under the caption "PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM
NEW YORK TO DELAWARE") is approved by the Company's shareowners, each of the directors elected at the annual meeting and each of the other directors named above will continue to serve as directors of the reincorporated
Delaware entity for the same term as such director has been elected to serve. (See Proposal (c) below.)
    If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the board of directors may reduce the number of directors to be elected. The ages shown on the following pages are as of May 24, 1996, and the shares shown are the shares of common stock of the Company over which the director had sole or shared voting and investment power as of March 25, 1996. No director reported beneficial ownership of any shares of preferred stock of the Company other than ESOP stock owned by the Profit Sharing Plan. The shares reported reflect interests in shares owned by the Company's Profit Sharing Plan.
    The executive officers and directors, as a group (23 individuals), (i) had, as of March 25, 1996, sole voting and investment power over 2,133,802 shares of common stock (less than 1% of common shares outstanding) and disclaim beneficial ownership as to 4,384 of such shares and (ii) have the right to acquire sole or shared voting and investment power over 381,985 shares on or before May 24, 1996, and disclaim beneficial ownership as to all of such shares. The figures in this paragraph include the shares reported on the following pages with respect to each of the nominees.

[PHOTO] David C. Farrell, Director Since 1974, Age 62 (Standing for election at this meeting)

          Mr. Farrell, Chairman of the Board and Chief Executive Officer of
          the Company, joined the Company in 1956. He became Chief Executive Officer in 1979 and Chairman of the Board in 1985. He is also a director of Emerson Electric Co. and Ralston Purina Company. Mr. Farrell beneficially owns 879,781 shares and has the right to acquire an additional 116,250 shares on or before May 24, 1996.
- -------------------------------------------------------------------------------
[PHOTO] Richard L. Battram, Director Since 1984, Age 61 (Standing for election at this meeting)

          Mr. Battram, Executive Vice Chairman of the Company, joined the
          Company in 1972. He became Vice Chairman of the Company in 1984 and Executive Vice Chairman in 1996.  Mr. Battram is also a director of Boatmen's Bancshares, Inc.  Mr. Battram beneficially owns 204,045 shares and has the right to acquire an additional
          48,125 shares on or before May 24, 1996.
- -------------------------------------------------------------------------------
[PHOTO] Eugene S. Kahn, Became a Director in 1996, Age 46 (Standing for election at this meeting)

          Mr. Kahn, Vice Chairman of the Company, joined the Company in
          1990. He served as President of G. Fox from 1990 to 1992 and as President and Chief Executive Officer of Filene's from 1992 to
          March 1996 when he became Vice Chairman.  Mr. Kahn beneficially owns 128,235 shares and has the right to acquire an additional
          38,750 shares on or before May 24, 1996.
- -------------------------------------------------------------------------------
[PHOTO]   Helene L. Kaplan, Director Since 1985, Age 62

          Mrs. Kaplan is Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom. She was a partner in the law firm of Webster & Sheffield from 1978 to 1985 and served as Counsel to Webster & Sheffield from 1986 to 1990. She is a director of Chase Manhattan Corporation, Metropolitan Life Insurance Company, Mobil Corporation
          and NYNEX Corporation. Mrs. Kaplan also serves as a trustee or director of many non-profit cultural, educational and scientific organizations. Mrs. Kaplan beneficially owns 8,100 shares.
- -------------------------------------------------------------------------------
[PHOTO]   Jerome T. Loeb, Director Since 1984, Age 55

          Mr. Loeb, President of the Company, joined the Company in 1964. He served as Vice Chairman from 1986 to 1993, when he became President. Mr. Loeb also serves as the Company's chief financial officer. Mr.
          Loeb beneficially owns 285,343 shares (and disclaims beneficial interest in 4,384 of those shares) and has the right to acquire an additional 52,635 shares on or before May 24, 1996.
- -------------------------------------------------------------------------------
[PHOTO]   Edward H. Meyer, Director Since 1979, Age 69

          Mr. Meyer is Chairman of the Board of Directors, President and
          Chief Executive Officer of Grey Advertising Inc. Mr. Meyer joined
          Grey Advertising Inc. in 1956 and became President in 1968, Chief Executive Officer in 1970 and Chairman of the Board in 1972. Mr.
          Meyer is also a director of Bowne & Co., Inc., Ethan Allen Interiors, Inc. and Harman International Industries, Incorporated, and he is a director/trustee of 31 mutual funds advised by Merrill Lynch Asset Management, Inc. Mr. Meyer beneficially owns 14,340 shares.
- -------------------------------------------------------------------------------
[PHOTO]   Russell E. Palmer, Director Since 1984, Age 61

          Mr. Palmer is the Chairman and Chief Executive Officer of The Palmer Group, a corporate investment firm. He is the retired managing director and Chief Executive Officer of Touche Ross International and the retired Dean of The Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. Mr. Palmer is also a director of Allied-Signal Inc., Bankers Trust New York Corporation, Federal Home Loan Mortgage Corporation, GTE Corporation, Imasco Limited and Safeguard Scientifics, Inc. Mr. Palmer beneficially owns 4,700 shares.

[PHOTO] Andrall E. Pearson, Director Since 1982, Age 70 (Standing for election at this meeting)

          Mr. Pearson is a general partner in Clayton, Dubilier and Rice, a private investment firm, and has served as the Chairman of the
          Board of Kraft Foodservice, Inc. since February 13, 1995.  He is the retired President and Chief Operating Officer of PepsiCo, Inc.
          He also served as the Class of 1958 Professor of Business Administration, Harvard University Graduate School of Business Administration. Mr. Pearson is also a director of Homeland Stores, Inc., PepsiCo, Inc., Lexmark International and Travelers, Inc. Mr. Pearson beneficially owns 4,700 shares.
- -------------------------------------------------------------------------------
[PHOTO]   Michael R. Quinlan, Director Since 1993, Age 51

          Mr. Quinlan is Chairman and Chief Executive Officer of McDonald's Corporation. He joined McDonald's in 1963 and served as Chief
          Operating Officer from 1982 to 1987 and as President from 1982 to
          1989. He became Chief Executive Officer in 1987 and Chairman in
          1990. Mr. Quinlan is also a director of Dun & Bradstreet and a member of the board of trustees of Ronald McDonald Children's
          Charities and Loyola University of Chicago. Mr. Quinlan
          beneficially owns 3,000 shares.
- -------------------------------------------------------------------------------
[PHOTO]   William P. Stiritz, Director Since 1983, Age 61

          Mr. Stiritz is Chairman of the Board of Directors and Chief Executive Officer of Ralston Purina Company. Mr. Stiritz is also a director of Angelica Corporation, Ball Corporation, Boatmen's Bancshares, Inc., Interstate Bakeries Corporation, Ralcorp Holdings, Inc. and
          Reinsurance Group of America, Inc.  Mr. Stiritz beneficially owns
          4,700 shares.
- -------------------------------------------------------------------------------
[PHOTO] Robert D. Storey, Director Since 1989, Age 60 (Standing for election at this meeting)

          Mr. Storey is a partner in the law firm of Thompson, Hine and Flory in Cleveland, Ohio. Prior to joining his present law firm in 1993,
          Mr. Storey was a partner for 19 years in the law firm of Burke, Haber
          & Berick, also in Cleveland. Mr. Storey is also a director of Bank
          One, Cleveland, GTE Corporation and The Procter & Gamble Company and
          a trustee of the Kresge Foundation. Mr. Storey beneficially owns
          4,834 shares.
- -------------------------------------------------------------------------------
[PHOTO] Anthony J. Torcasio, Became a Director in 1996, Age 50 (Standing for election at this meeting)

          Mr. Torcasio, President and Chief Executive Officer of May Merchandising Company, joined the Company in 1967. He served as President and Chief Executive Officer of L. S. Ayres from 1988 to
          1991 and as President and Chief Executive Officer of Famous-Barr
          from 1991 to 1993, when he assumed his current position.  Mr.
          Torcasio beneficially owns 82,315 shares and has the right to acquire an additional 51,125 shares on or before May 24, 1996.
- -------------------------------------------------------------------------------
[PHOTO]   Murray L. Weidenbaum, Director 1978-1981 and Since 1982, Age 69

          Dr. Weidenbaum is Chairman of the Center for the Study of American Business and is the Mallinckrodt Distinguished University Professor
          at Washington University. He joined the faculty of Washington University in 1964, and from time to time served in certain governmental positions, including Chairman of the Council of Economic Advisers in 1981 and 1982. Dr. Weidenbaum is also a director of
          Harbour Group, Ltd. and Tesoro Petroleum. Dr. Weidenbaum beneficially owns 4,700 shares.
- -------------------------------------------------------------------------------
[PHOTO] Edward E. Whitacre, Jr., Director Since 1989, Age 54 (Standing for election at this meeting)

          Mr. Whitacre is Chairman of the Board and Chief Executive Officer of SBC Communications, Inc. (formerly Southwestern Bell Corporation) and has served in this capacity since January 1990. He is a director of Anheuser-Busch Companies, Inc., Burlington Northern Santa Fe Corporation and Emerson Electric Co. Mr. Whitacre beneficially owns 4,700 shares.

Executive Compensation. The Summary Compensation Table on the next page shows the compensation in each of the last three fiscal years of the executive officers whose compensation is required to be disclosed pursuant to current proxy rules.

Performance Based Bonus Plans. The Company has three performance based bonus plans that cover approximately 3,280 associates. Each plan links a major portion of the associates' potential total pay to the associates' performance and to the Company's performance.
    Executive Incentive Compensation Plan for Corporate Executives. The Executive Incentive Compensation Plan for Corporate Executives applies to 7 individuals, including the five individuals named in the Summary Compensation Table. Participants may receive annual cash awards (for individual fiscal years) and long-term cash awards (for three-year long-term performance periods). These awards are based upon attaining earnings per share and return on net assets (RONA) performance standards relating to the Company as a whole and are also based on the performance of the Company's stock price over the long-term performance periods. In addition, awards are subject to an automatic upward or downward adjustment to reflect the Company's performance as compared to the performance of the group of competitors included in the Company's stock price performance graph on page 8. The plan is administered by the executive compensation and development committee of the board of directors (the "Committee"), which is comprised solely of non-management directors. The performance standards are set by the Committee at the beginning of the measurement periods and are measured by the Committee after the close of the measurement periods. The maximum annual award payable under the plan's formula is 45% (90% for the Chief Executive Officer) of the executive's base salary, and the maximum long-term award payable under the plan's formula is 45% (90% for the Chief Executive Officer) of the executive's average base salary over the three-year period. The awards for the named executive officers can be adjusted downward on a discretionary basis by the Committee. (See the Long-Term Incentive Plan table on this page.)
    Executive Incentive Compensation Plan for Company Principals. The Executive Incentive Compensation Plan for Company Principals applies to the 19 presidents, chairmen and vice chairmen of the Company's operating divisions. Participants may receive annual cash awards (for individual fiscal years) and long-term cash awards (for three-year long-term performance periods). These awards are based upon attaining earnings growth and RONA performance standards relating to the participants' respective divisions and are also based on the performance of the Company's stock price over the long-term performance periods. The plan is administered by the Committee, which may (and has) delegated certain decisions regarding the implementation of the plan to a management committee comprised of the Chief Executive Officer, the Deputy Chairman and certain other management executives, none of whom can be participants in the plan (the "Management Committee"). The performance standards are set by the Management Committee at the beginning of the measurement periods and are measured by the Management Committee after the close of the measurement periods. For 1995, the maximum annual award payable under the plan's formula is 30% of the participants' base salary, and the maximum long-term award payable under the plan's formula is 45% of the participants' average base salary over the three-year period. The Management Committee may adjust any of the awards upward or downward, in its sole and absolute discretion. Awards are reviewed annually by the Committee.
    Performance Incentive Plan. The Performance Incentive Plan applies to approximately 3,250 associates of the Company and its subsidiaries. Participants may receive annual cash awards based upon attaining certain measures of performance tailored to the participant's job. Performance standards are set at the beginning of the fiscal year and measured after the close of the fiscal year. The maximum annual award payable under the plan's formula ranges from 10% to 50% of the associate's base salary.
    Approximately $30.5 million was awarded to all participants in the three plans for the performance periods ending in the last fiscal year. Amounts awarded under these plans are reflected in the Summary Compensation Table.
    During the last fiscal year, each of the five executive officers named in the Summary Compensation Table became eligible to receive a potential long-term cash award for the three fiscal years 1995 to 1997. The table below shows the maximum long-term cash awards payable to each of them for that long-term period.

- ------------------------------------------------------------------
                  LONG-TERM INCENTIVE PLAN
                 AWARDS IN LAST FISCAL YEAR

                               Performance
                                  or Other       Estimated Maximum
                              Period Until          Future Payouts
                                Maturation         Under Non-Stock
Name                             or Payout   Price Based Plan <F1>
- ------------------------------------------------------------------
David C. Farrell               Earned over              $1,072,500
Thomas A. Hays                three fiscal                $438,750
Jerome T. Loeb           years (1995-1997)                $412,088
Richard L. Battram          ending 1/31/98                $359,963
Anthony J. Torcasio                                       $286,050
- ------------------------------------------------------------------

<F1> Payouts may range from $0 to the "maximum" award value. The estimate above assumes that the individual remains eligible to participate throughout the three-year period, the maximum performance goals have been met and that the stock price has increased sufficiently to result in the maximum stock price adjustment.

- ----------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
                                     Annual
                                     Compensation <F2>                        Long-Term Compensation
                                     ---------------------------------------------------------------------
                                                                       Awards                     Payouts
                                                                  ----------------------------------------
                                                                   Restricted                   Long-Term    All Other
Name and                                                   Bonus        Stock       Stock       Incentive      Compen-
Principal Position              Year Salary<F1><F3>     <F1><F4>   Awards<F5> Options<F6> Payouts<F1><F7>   sation<F8>
- ----------------------------------------------------------------------------------------------------------------------
David C. Farrell                1995     $1,175,000     $720,000           $0      35,000        $675,300       $5,576
Chairman of the Board and       1994     $1,100,000     $532,820           $0      35,000        $827,584       $5,329
Chief Executive Officer         1993     $1,100,000     $660,000           $0      40,000        $896,076      $10,729

Thomas A. Hays                  1995       $975,000     $292,500           $0      23,500        $284,800       $5,576
Deputy Chairman                 1994       $961,250     $236,136           $0      23,500        $344,985       $5,329
                                1993       $910,000     $276,000           $0      26,680        $362,504      $10,729

Jerome T. Loeb                  1995       $843,750     $255,000           $0      23,500        $239,700       $5,576
President                       1994       $812,500     $199,807   $2,062,500      73,500        $277,351       $5,329
                                1993       $739,952     $232,500     $749,376      26,680        $275,187      $10,729

Richard L. Battram              1995       $743,750     $225,000           $0      17,500        $213,100       $5,576
Executive Vice Chairman         1994       $713,750     $175,588     $343,125      17,500        $254,076       $5,329
                                1993       $672,500     $204,000           $0      20,000        $262,035      $10,729

Anthony J. Torcasio             1995       $600,000     $180,000   $1,299,375      17,500        $165,100       $5,576
Chief Executive Officer         1994       $550,000     $145,314           $0      17,500        $181,818       $5,329
May Merchandising Company       1993       $503,205     $150,000           $0      20,000        $168,354      $10,729
- ----------------------------------------------------------------------------------------------------------------------

<F1> Total Cash Compensation. As supplemental information, the following table shows the total cash compensation
     (Salary, Bonus and Long-Term Incentive Payouts) paid to the named executive officers for the fiscal year.

Year Mr. Farrell Mr. Hays Mr. Loeb Mr. Battram Mr. Torcasio 1995 $2,570,300 $1,552,300 $1,338,450 $1,181,850 $945,100
1994   $2,460,404  $1,542,371  $1,289,658   $1,143,414      $877,132
1993   $2,656,076  $1,548,504  $1,247,639   $1,138,535      $821,559

<F2> The Summary Compensation Table does not reflect certain non-cash compensation made available to the named executive officers for the last three fiscal years because the aggregate amounts of such compensation are below the required disclosure thresholds.

<F3> The table reflects salary paid or deferred during the respective fiscal years shown. Annual salary changes for each of the named executives and for all salaried associates normally occur on May 1 of each year.

<F4> "Bonus" reflects the annual portion of the bonus payable under the Company's Executive Incentive Compensation
     Plan for Corporate Executives. See "Performance Based Bonus Plans" on page 4. The bonuses were paid or were deferred under the Company's Deferred Compensation Plan, which provides that all deferrals will be distributed to participants in lump sum cash payments immediately following a change in control of the Company (as defined in the plan).

<F5> Restricted Stock is valued at the average price of the common stock on the date of grant. The aggregate value of the restricted stock owned by each of the named executive officers as of the end of the last fiscal year (at
     $44.25 per share) was $863,229 for Mr. Farrell (19,508 shares), $2,112,849 for Mr. Hays (47,748 shares),
     $3,947,100 for Mr. Loeb (89,200 shares), $442,500 for Mr. Battram (10,000 shares), and $2,655,000 for Mr.
     Torcasio (60,000 shares). Dividends are paid on these shares quarterly.  Mr. Battram's 1994 grant of 10,000 shares vests one year after the date of the grant.  Shares of restricted stock are included in the common stock ownership numbers on pages 1 through 3. Under some circumstances, restricted shares continue to be forfeitable for up to 10 years from the date of grant. The restricted stock plan and the 1994 Stock Incentive Plan provide that, upon a change in control of the Company (as defined in the plans), restricted stock grants will be fully vested and all restrictions will be waived.

<F6> "Stock Options" represent non-qualified 10-year options under the Company's 1976 and 1987 stock option plans and the 1994 Stock Incentive Plan. Generally, one-fourth of the options become exercisable on each of the first through fourth anniversaries of the grant date. The plans provide that all outstanding options become fully exercisable upon the occurrence of a change in control of the Company (as defined in the plans).  1993 option numbers are adjusted to reflect the June 1, 1993 2-for-1 stock split.

<F7> "Long-Term Incentive Payouts" represents the long-term portion of the bonus payable under the Executive Incentive
     Compensation Plan for Corporate Executives. Such amounts were paid or were deferred under the Company's Deferred
     Compensation Plan. See "Performance Based Bonus Plans" on page 4 and note 4 above.

<F8> "All Other Compensation" represents the Company's effective matching allocation to the named individuals'
     accounts in the Company's Profit Sharing Plan. See "Profit Sharing Plan" on page 6.

Profit Sharing Plan. During 1995, over 49,000 associates invested $67.3 million in the Profit Sharing Plan, $42.5 million of which was invested in the Company's common stock. In addition, $32.6 million of the Company's common stock and ESOP stock was added to associates' accounts as a result of the matching formula. As of the Record Date, the plan beneficially owned 4.4% (11,023,411 shares) of the outstanding common stock and 100% (equivalent to 14,426,612 shares of common stock) of the outstanding ESOP stock, which together represent 9.63% of the voting power of the Company.
      The plan links its benefits to the Company's performance each year and to the value of the Company's common stock. Generally, the Company matches up to the first 5% of pay each pay period that an associate invests in the plan. In 1995, our associates made $43.8 million of "matchable" contributions to the plan. The matching rate for any year is variable and discretionary. The matching rate is based on the Company's earnings per share (EPS) performance. If the EPS increases by 6% from one year to the next, the matching rate is 50% (i.e., 50 cents for every matchable dollar invested). The matching rate increases by 1.25 percentage points over 50% for every one percentage point by which the EPS increase exceeds 6%; the matching rate also decreases based on the same formula if the EPS change is less than a 6% increase. In addition, if the price of the Company's common stock exceeds $24.74 per share, the effective matching rate will be higher as a result of the operation of the ESOP feature of the plan (added in April 1989). The effective matching rate for 1995 was 74.4% and has averaged 74.3% over the last five years.
      Associates with one year of service (with at least 1,000 hours of paid employment) and who are at least 21 years old may participate. The plan offers associates four professionally managed investment funds for associate contributions: a money market fund, a fixed income index fund, a common stock index fund and a Company common stock fund.

Retirement Plans. The Company has a noncontributory retirement plan covering substantially all associates who are paid for 1,000 or more hours per year.
      In addition, the Company has a supplementary retirement plan (the "Supplementary Plan") covering, generally, associates who, at one time, had compensation in a calendar year equal to at least twice the amount of "wages" then subject to the payment of old age, survivor and disability insurance Social Security taxes. Under the Supplementary Plan, covered associates become entitled to a single life annuity retirement benefit equal to (i) 2% of the average of the highest three out of the last five fiscal years of final annual salary and bonuses (reported as salary, bonus and long-term incentive payouts in the Summary Compensation Table) multiplied by their years of service, up to a maximum of 25 years (ii) reduced by primary Social Security benefits, Company-provided benefits provided under the Company's retirement, profit sharing and disability plans and, if appropriate, by amounts to reflect early retirement. The minimum benefit under the Supplementary Plan is the amount of Company-provided benefits which would have been payable under the Company's retirement and profit sharing plans, determined without regard to any statutory limits, less the amount of Company-provided benefits actually payable under those plans.
      The Supplementary Plan provides that, in the event of a change in control (as defined in the plan), vesting would be accelerated in limited circumstances and benefits would not be forfeitable. The Company established a trust which would be funded upon a potential change in control to provide accrued benefits under the Supplementary Plan and which would, upon an actual change in control, become irrevocable.
      The following table shows the estimated aggregate annual benefits payable upon retirement (assuming a retirement in 1995) for persons in specified compensation and years of service classifications covered by the Company's retirement plan and, if eligible, the Supplementary Plan. (The individuals named in the Summary Compensation Table had, as of December 31, 1995, the following years of service, respectively: David C. Farrell, 40 years; Thomas A. Hays, 27 years; Jerome T. Loeb, 32 years;
Richard L. Battram, 23 years; and Anthony J. Torcasio, 24 years.)

- ---------------------------------------------------------------------------------------
Average
Annual       Years of Service
Earnings     --------------------------------------------------------------------------
                           20              25             30             35          40
 $   800,000         $176,455        $217,006       $257,557       $298,109    $338,660
  $1,000,000          223,374         274,257        325,141        376,024     426,908
  $1,300,000          293,752         360,134        426,517        492,898     559,280
  $1,600,000          364,131         446,011        527,891        609,771     691,651
  $1,900,000          434,509         531,887        629,266        726,644     824,023
  $2,200,000          504,887         617,763        730,640        843,517     956,394
  $2,500,000          575,265         703,641        832,015        960,390   1,088,765
  $2,800,000          645,643         789,517        933,390      1,077,264   1,221,137
- ---------------------------------------------------------------------------------------

With respect to the last fiscal year, the expense to the Company of the Company's retirement plans for associates aggregated $31.2 million.

Employment Contracts, Termination of Employment and Change in Control Arrangements. More than five years ago, the Company entered into severance agreements with the five executive officers named in the Summary Compensation Table. The agreements provide that the executive is entitled to benefits if
(i) a change in control of the Company (as defined in the agreement) occurs and (ii) during the 180 days following such change in control, the executive determines in good faith that as a result of the change in control he is unable to execute his duties effectively. Following such 180-day period, employment must be actually or constructively terminated other than for cause or disability during the term of the agreement for benefits to be payable. Under the severance agreements, a change in control would include any of the following events: (i) any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 50% or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; or (iii) shareowners approve certain mergers, or a liquidation, or sale of all or substantially all of the Company's assets.
      The severance agreements provide a lump sum payment equal to three times the sum of (i) base salary at termination or, if greater, base salary immediately prior to the change in control plus (ii) target bonus with maximum share price adjustment for the year in which the change in control occurs. Each agreement also provides 36 months of continued medical and life insurance benefits and, if the terminated executive is within five years of his or her eligibility date, eligibility in the Company's post-retirement life and medical insurance benefits. The agreements with officers who are subject to
Section 16(b) of the Securities Exchange Act of 1934 provide for a cash payment in cancellation of stock options. The agreement with the Chairman of the Board and Chief Executive Officer provides a "tax gross-up" payment to ensure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under Section 4999 of the Internal Revenue Code. The agreement with the President provides for 50% of such payment. The Company established a trust which would be funded upon a potential change in control to provide the benefits under the severance agreements and which would, upon an actual change in control, become irrevocable.
      Messrs. Battram, Farrell, Loeb and Torcasio have individual contracts of employment with the Company which expire at various dates on or before September 30, 2000 and which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table.

- ----------------------------------------------------------------------------------------------------
                                    STOCK OPTION GRANTS IN FISCAL 1995
                                         Percent of
                             Options  Total Options    Exercise or     Expiration         Grant Date
Name                     Granted<F1>        Granted Base Price<F2>           Date  Present Value<F3>
- ----------------------------------------------------------------------------------------------------
David C. Farrell              35,000           2.3%       $36.5625      5/10/2005           $386,050
Thomas A. Hays                23,500           1.5%       $36.5625      5/10/2005           $259,205
Jerome T. Loeb                23,500           1.5%       $36.5625      5/10/2005           $259,205
Richard L. Battram            17,500           1.1%       $36.5625      5/10/2005           $193,025
Anthony J. Torcasio           17,500           1.1%       $36.5625      5/10/2005           $193,025

<F1> One-fourth of the options become exercisable on May 10, 1996, the first anniversary of the date of the grant, and on each of the second through fourth anniversaries thereafter.

<F2> The exercise price is the market price on the date the options were granted.

<F3> The Grant Date Present Values were determined using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with SEC proxy disclosure requirements, and the Company has no way to determine whether the Black-Scholes model can properly determine the value of an option. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years, which represents the length of time between the grant date of options under the Company's plans and the latest possible exercise date by the named executive officers; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated using daily stock prices for the 250 trading days prior to the grant date; and (d) dividends at the rate of $1.14 per share, the annual dividend rate with respect to a share of stock on the grant date.

- ---------------------------------------------------------------------------------------------------------------
                             AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1995
                                     AND FISCAL YEAR-END OPTION VALUES
                                                    Total Number of                Value of Unexercised
                            Shares          Total   Unexercised Options Held       In-the-Money Options<F2>
                          Acquired           Gain   -----------------------------  ----------------------------
Name                   on Exercise   Realized<F1>     Exercisable   Unexercisable   Exercisable   Unexercisable
- ---------------------------------------------------------------------------------------------------------------
David C. Farrell           360,646     $6,633,695          28,750         191,250      $185,859      $3,064,453
Thomas A. Hays              33,565       $446,393          19,215          61,135      $124,154        $474,121
Jerome T. Loeb              18,644       $278,512          42,215         109,465      $514,997        $686,513
Richard L. Battram          20,644       $240,430          49,375          45,625      $689,647        $354,101
Anthony J. Torcasio          8,258        $85,854          33,625          44,375      $404,555        $327,695
- ---------------------------------------------------------------------------------------------------------------

<F1> The amounts "realized" reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the option (or sell them at different prices), these amounts do not reflect cash realized upon the sale of those shares.

<F2> "In the-Money Options" are options outstanding at the end of the last fiscal year for which the fair market value of the Company's common stock at the end of the last fiscal year ($44.25 per share) exceeded the exercise price of the options.

Stock Price Performance. The graph below compares the Company's cumulative total shareowner return against the returns of the S&P's 500 stock index and of an index of the competitors used in determining bonuses under the Company's performance based bonus plans.

                Comparison of 5-Year Cumulative Return
            May, S&P 500 Index and Competitor Group Index

                              [GRAPH]

                             1990        1991        1992        1993        1994        1995
- ---------------------------------------------------------------------------------------------
May                        $100.0      $122.2      $160.9      $184.8      $168.6      $219.5
S&P 500                    $100.0      $122.7      $135.7      $153.1      $154.0      $213.5
Competitor Group           $100.0      $114.7      $137.2      $140.6      $127.3      $141.5
- ---------------------------------------------------------------------------------------------

The graph assumes $100 invested on January 27, 1990 (the beginning of fiscal
1990) in Company common stock, in the S&P 500 Index and in an index of the competitors (which is comprised of Dayton Hudson, Dillard's, J.C. Penney, Melville, Mercantile and Nordstrom) used in determining bonuses under the Company's performance based bonus plans and assumes dividends are reinvested.

Executive Stock Ownership. The Company encourages all of its associates to make a personal investment in Company stock, further aligning their interests with those of shareowners. In 1994, the Company adopted the following minimum stock ownership guidelines for the Company's top management group:

- ------------------------------------------------------------------
                                                         Ownership
                                                         Guideline
                                                      (Multiple of
Executive Level                                       Base Salary)
- ------------------------------------------------------------------
Chief Executive Officer                                  5.0 times
Corporate Senior Management
   Committee<Fa>                                         3.5 times
Presidents and Chairmen of Operating
   Divisions                                             2.5 times
Corporate Executive Vice Presidents and
   Senior Vice Presidents and the
   Senior Management Committees of
   Operating Divisions                                   1.5 times
- ------------------------------------------------------------------

<Fa> Currently includes Mr. Farrell (whose guideline is the CEO guide-
     line above) and the other named executive officers.

These minimum guidelines are expected to be satisfied over the next three years and may be satisfied through direct ownership of shares, share equivalents under the Company's Profit Sharing Plan or phantom stock under the Deferred Compensation Plan.

Executive Compensation and Development Committee Report. The executive compensation and development committee (the "Committee") reviews and approves, among other things, the compensation payable to each of the executive officers named in the Summary Compensation Table. Each member of the Committee is an independent, non-management director.
      Compensation Philosophy. The Company's basic compensation philosophy is that the compensation program should:

*   attract, retain and motivate highly qualified executives;
*   be competitive;
*   align the executive's compensation with the Company's objectives; and
*   be meaningfully related to the value created for shareowners.

Compensation for senior executives is comprised of a base salary, bonus opportunities (a significant portion of total compensation) and long-term stock related incentives. The Committee reviews compensation based on the foregoing philosophy, on the performance of the Company and on competitive practices. As part of its review of competitive pay levels, the Committee looks at the base salary levels, annual bonus levels and long-term related incentives at a broad group of companies, including the companies which are included in the Company's stock price performance graph on this page, other retail companies and companies in other industries of similar size and complexity to the Company. The Committee did not target a specific percentage level of compensation within the group, but, as discussed under the "Additional Information" heading below, determined, based on that review, that the Company's current overall compensation program is consistent with and furthers the compensation philosophy described above.
      Base Salary. Base salaries are reviewed by the Committee on an annual basis and may be increased at that time based on (i) the individual's contribution to the Company, (ii) competitive pay levels and (iii) management's recommendations. As a result of its overall review, the annual rate of the base salaries for the named executive officers increased in May 1995 by an average of 3.6%.
      Bonus Opportunities. The Company has three performance based bonus plans that cover approximately 3,280 associates. Each plan links a major portion of the associates' potential total pay to the associates' performance and to the Company's performance. The three plans are described on page 4. The bonus opportunities for the most senior executives and executive officers include both annual and long-term opportunities.

Each named executive participates in the Executive Incentive Compensation Plan for Corporate Executives, which provides an opportunity for both an annual bonus and a long-term bonus.
      For 1995, the annual bonus opportunity was for up to 45% (90% for Mr. Farrell) of base salary, and was determined based on whether the Company achieved certain performance levels (threshold, target or maximum) determined in advance by the Committee for (i) earnings per share ("EPS") and (ii) return on net assets ("RONA") over the year. The annual bonus is subject to an automatic upward or downward adjustment based on the Company's performance relative to the EPS and RONA performances of the predetermined group of competitors included in the Company's stock price performance graph on page
8. While return on equity is the Company's principal measure in evaluating its performance for shareowners and its ability to profitably invest shareowners' funds, the bonus plans use RONA in evaluating this element of bonus opportunity in order to facilitate industry comparisons without having to make adjustments for different levels of leverage among the competitor group. The Company's rank relative to the competitor group is determined based on data provided to the Committee by the Company's independent public accountants. The annual bonus also can be adjusted downward on a discretionary basis by the Committee. For 1995, the Company's rank relative to the competitor group was second with respect to EPS and was first with respect to RONA. Based on these results, the annual bonus represented 60% of base salary for Mr. Farrell and 30% of base salary for each of the other named executive officers.
      For the three-fiscal-year period ended in 1995, the long-term bonus opportunity was for up to 45% (90% for Mr. Farrell) of average base salary, and was determined based on whether the Company achieved certain performance levels (threshold, target or maximum) determined in advance by the Committee for (i) compound growth rate for EPS and (ii) average RONA over the three-fiscal-year period. The long-term bonus is subject to an automatic upward or downward adjustment (i) based on predetermined levels of changes in the common stock price over the period and (ii) based on the Company's performance as compared to the EPS and RONA performances of the predetermined group of competitors included in the Company's stock price performance graph on page 8. The Company's rank relative to the competitor group is determined based on data provided to the Committee by the Company's independent public accountants. The long-term bonus also can be adjusted downward on a discretionary basis by the Committee. For the three-year period which ended with fiscal 1995, the Company's performance exceeded the target performance level set by the Committee for compound growth for EPS and exceeded the target performance level set for average RONA (no adjustment was made based on the Company's relative rank in the competitor group), and the common stock price increased by 27.3%, resulting in a 27.3% increase in the long term bonuses. Based on these results, the long-term bonuses awarded for the three-year period which ended with fiscal 1995 represented approximately 60% of average base salary for Mr. Farrell and approximately 30% of average base salary for each of the other named executive officers.
      Long-Term Stock Related Incentives. The Company provides long-term stock related incentives with stock options and restricted stock, which are designed to attract, retain and motivate management associates and relate their compensation directly to the performance of the Company's stock. Stock options are granted at fair market value on the date of the grant and will only have value to the executives if the Company's stock price increases. The Committee establishes guidelines for the grant of options for all executives and specifically approves any grants to executive officers. The Committee has established option guidelines for annual grants based on competitive practices and position levels. Restricted stock grants are approved by the Committee in special circumstances.
      The 1995 annual option grants to the named executive officers (including Mr. Farrell) were consistent with the normal annual grant levels previously established for those officers. In addition, during 1995, the Committee approved a grant to Mr. Torcasio of an aggregate of 35,000 shares of restricted stock. Except as described above, no other grants were made to the named executive officers in 1995.
      Additional Information. During each of 1993, 1994 and 1995, the Company selected and retained independent, professional compensation experts to study the compensation of the executive group in the Company's operating divisions and of the senior management committee in the corporate office. The experts reviewed the Company's base salary levels, annual bonus levels and long-term incentives as compared with the compensation packages of a broad group of companies, including the companies which are included in the Company's stock price performance graph on page 8, other retail companies and companies in other industries of similar size and complexity to the Company. Based on the experts' review, the Committee has determined that the Company's current compensation program, taking into account base compensation, bonus opportunities and long-term incentive opportunities, is consistent with and furthers the compensation philosophy described above. In 1994, the Committee recommended, and the Company adopted, minimum stock ownership guidelines for the Company's top management group in the operating divisions and in the corporate office. The guidelines are described on page 8.
      During 1995, the Committee continued to review the new tax law and proposed IRS regulations limiting the tax deducti-bility of executive compensation in excess of $1 million. The

Committee also reviewed the exceptions that permit tax deductions on such compensation, including exceptions for performance based compensation. The Committee's policy continues to be that the Company should attempt, wherever reasonably possible, to qualify future compensation to be tax deductible.

Executive Compensation and Development Committee:
Edward H. Meyer, Chairman
Helene L. Kaplan                    Andrall E. Pearson
Russell E. Palmer                   Edward E. Whitacre, Jr.

Miscellaneous. On December 11, 1995, the Company paid approximately $653,000 in premiums to purchase policies of directors' and officers' liability insurance from Federal Insurance Company, National Union Fire Insurance
Company and Continental Casualty Company providing coverage for a one-year period. Such policies cover all directors and officers of the Company and its subsidiaries. As of April 4, 1996, no claims have been made nor have any sums been paid under policies of directors' and officers' liability insurance purchased by the Company.
      Executive officers and directors are required to report to the Securities and Exchange Commission, pursuant to Section 16(a) of the Securities Exchange Act of 1934, ownership of and transactions in Company common stock. With the exception of one report covering one transaction (filed late by Mr. L.J. Jay, a senior vice president), based solely on a review of copies of reports provided to it by such individuals, the Company believes that all reporting requirements were satisfied.

THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD

The board of directors held 9 meetings during the last fiscal year. Each incumbent director attended at least 75% of the aggregate of (i) the total number of board meetings held during the period for which such director held such office and (ii) the total number of meetings held by all board committees on which such director served during the periods that such director served. Overall, the average percentage for all directors' attendance was 93%.

Compensation of Directors. Directors receive an annual fee of $30,000 and, in addition, $1,500 for attending each board meeting and $1,000 for attending each committee meeting. A non-management chairperson of a committee receives an additional annual fee of $5,000. Non-management directors may defer all or any portion of their cash fees under a deferred compensation plan that is substantially similar to the Deferred Compensation Plan for management associates.
      Each new director, upon joining the board, receives 2,000 shares of common stock which are subject to restrictions on transferability and to forfeiture for five years. In addition, effective in 1996, each director receives an annual grant of shares of common stock equivalent to $40,000 which are subject to transferability restrictions. Management board members receive no compensation or fees for attending board or committee meetings.
      The Company terminated its retirement plan for non-management directors, and no further benefits will accrue under that plan, effective with the 1996 annual meeting. The accrued benefits under the plan were credited to each director's phantom stock or deferred cash account in the directors' deferred compensation plan.
      The board of directors has an audit committee, an executive committee, an executive compensation and development committee, a finance committee and a nominating committee, each of which is described below. If the Reincorporation described below under "PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM NEW YORK TO DELAWARE" is approved by the Company's shareowners, the board of directors of the reincorporated Delaware entity will have the same committees comprised of the same directors as the Company's board of directors.

Audit Committee. The audit committee is comprised of Messrs. Meyer, Palmer (chairman), Quinlan, Stiritz, Storey and Weidenbaum. The committee met four times during the last fiscal year. The audit committee makes recommendations to the board of directors as to the selection of and proposed arrangements with the firm of independent public accountants and auditors that examines the books and accounts of the Company for each fiscal year, reviews the results of audits, reviews the coordination between the independent public accountants and auditors and the Company's internal auditing staff, and oversees the Company's policies concerning sensitive payments and conflict of interest.

Executive Committee. The executive committee is comprised of Messrs. Farrell (chairman), Loeb, Meyer, Palmer, Pearson and Stiritz. The committee met one time during the last fiscal year. The executive committee exercises, on a "standby" or "emergency" basis, and subject to the direction of the full board of directors, all of the powers of the board of directors (with certain specified exceptions required by law) during intervals between meetings.

Executive Compensation and Development Committee. The executive compensation and development committee is comprised of Mrs. Kaplan and Messrs. Meyer (chairman), Palmer and Whitacre. The committee met six times during the last fiscal year and acted by unanimous written consent on several other occasions. The committee considers and recommends to the board the Company's overall compensation programs, reviews and approves the compensation payable to all senior management personnel, reviews the compensation payable to store company principals, reviews and approves new compensation programs that involve Company stock or affect compensation to senior management personnel and store company principals, advises management on all other executive compensation matters as requested, and reviews and monitors management development efforts to assure development of a group of executives that would provide for adequate and orderly management succession. The committee also administers (directly, or in some circumstances by delegation or the establishment of operating guidelines) the 1994 Stock Incentive Plan, the Executive Incentive Compensation Plan for Corporate Executives, the Executive Incentive Compensation Plan for Company Principals and the Deferred Compensation Plan.

Finance Committee. The finance committee is comprised of Mrs. Kaplan and Messrs. Loeb, Quinlan, Pearson (chairman), Stiritz, Weidenbaum and Whitacre. The committee met one time during the last fiscal year. In addition, frequent telephone conversations occurred among the committee members. The finance committee reviews the financial policies, plans and structure of the Company and reviews and recommends to the board the Company's long-range financial plans, the Company's capital expenditure program, specific debt and equity placement activities, financial public relations and communications programs, financial aspects of proposed acquisitions or divestitures, and the administration and evaluation of the retirement and profit sharing plans' investments.

Nominating Committee. The nominating committee is comprised of Mrs. Kaplan and Messrs. Stiritz (chairman), Storey and Whitacre. The committee met one time during the last fiscal year. In addition, frequent telephone conversations occurred among the committee members. The nominating committee recommends to the board nominees for directors, nominees for the successor to the chief executive officer when a vacancy in that office occurs, and nominees for chairpersons and members of all committees of the board. The committee also advises the board with respect to criteria relating to director tenure and compensation of non-management directors. The committee considers suggestions as to nominees for directors from any source, including any shareowner. Nominations by shareowners should be submitted in writing to the Company's Secretary, 611 Olive Street, St. Louis, Missouri 63101-1799 and, to be effective, must comply with the notice procedures set forth in the Company's by-laws. A copy of the notice procedures is available upon request to the Company's Secretary.

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Proposal (b) on the accompanying proxy card.

Upon recommendation of the audit committee, the board of directors appointed Arthur Andersen LLP, independent public accountants, as auditors of the Company and its subsidiaries for the fiscal year ending February 1, 1997, subject to ratification by the shareowners at the annual meeting. It is intended that, unless otherwise directed by shareowners, proxies will be voted for the ratification of this appointment. A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer any questions by shareowners. The aggregate amount of fees paid in fiscal 1995 by the Company to Arthur Andersen LLP was $4.2 million. The board of directors unanimously recommends a vote FOR Proposal (b), and your proxy will be so voted unless you specify otherwise.

PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM NEW YORK TO
DELAWARE

Proposal (c) on the accompanying proxy card.

General. The board of directors has unanimously approved, and recommends for shareowner approval, the change of the Company's state of incorporation from New York to Delaware (the "Reincorporation"). The transaction will not result in any change in the business or the consolidated assets, liabilities or net worth of the reincorporated entity. In addition, the directors and officers of the reincorporated entity will be the same as those of the Company. Reincorporation in Delaware will allow the Company to take advantage of certain provisions of the corporate laws of Delaware and will allow the Company to manage its state franchise tax and other affairs in ways that will result in significant savings each year beginning in 1996.
      The Company's reincorporation in Delaware will be accomplished by means of a statutory share exchange (the "Share Exchange"). Subject to the exercise and perfection of dissenting shareowners' appraisal rights (described below under the caption "Rights of Dissenting Shareowners"), at the Effective Time (as defined below) of the Share Exchange, (a) each share of Company common stock (and associated preferred stock purchase right) outstanding immediately prior to the Effective Time will be exchanged for one fully paid, nonassessable share of common stock (and associated preferred stock purchase right) of May Delaware (as defined below), (b) each share of Company common stock (and associated preferred stock purchase right) held in the Company's treasury immediately prior to the Effective Time will be cancelled and restored to the status of an authorized but unissued share of Company common stock, (c) each share of ESOP stock outstanding immediately prior to the Effective Time will be exchanged for one fully paid, nonassessable ESOP (Employee Stock Ownership
Plan) preference share of May Delaware ("Delaware ESOP stock") (which series will be substantially identical to the ESOP stock), and (d) each share of May Delaware common stock outstanding immediately prior to the Effective Time will be cancelled and restored to the status of an authorized but unissued share of May Delaware common stock. As a result of the Share Exchange, the Company will become a wholly owned subsidiary of a newly formed holding company incorporated in Delaware ("May Delaware"), which will assume the name "The May Department Stores Company."
      The Share Exchange will result in all outstanding shares of common stock of the Company and the ESOP stock being held by May Delaware, and all outstanding shares of common stock of May Delaware and the Delaware ESOP stock being owned by the owners of, respectively, shares of Company common stock and ESOP stock that were outstanding immediately prior to the Effective Time. The Share Exchange will have no effect on the outstanding shares of $3.75 Cumulative Preferred Stock, no par value, $3.40 Cumulative Preferred Stock, no par value, $3.75 Cumulative Preferred Stock, 1947 Series, no par value, 3-3/4% Cumulative Preferred Stock, par value $100 per share or $1.80 Preference Stock, no par value, of the Company, all of which such shares have been called for redemption on April 30, 1996.
      After the Share Exchange, each certificate which now represents shares of the Company's common stock (and associated preferred stock purchase rights) or ESOP stock will automatically represent the same number of shares of common stock (and associated preferred stock purchase rights) of May Delaware or Delaware ESOP stock, as the case may be, subject to the exercise and perfection of dissenting shareowners' appraisal rights. At the Effective Time, each employee benefit plan of the Company will be assumed by May Delaware and will not be changed as a result of the Share Exchange. Options and rights to purchase shares of the Company's common stock under such plans which are outstanding at the Effective Time will be converted into options or rights to purchase the same number of shares of May Delaware common stock at the same price and on the same terms and conditions as in effect immediately prior to the Effective Time, and future options and rights granted under the plans will be for shares of May Delaware common stock. It is anticipated that, at the Effective Time, May Delaware will have in its treasury, a number of shares of May Delaware common stock equivalent to the number of shares of Company common stock held in the treasury of the Company immediately prior to the Effective Time, which shares will be available for purposes of the plans.
      IT WILL NOT BE NECESSARY FOR SHAREOWNERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF MAY DELAWARE. OUTSTANDING CERTIFICATES FOR SHARES OF COMMON STOCK OF THE COMPANY SHOULD NOT BE DESTROYED OR SENT TO THE COMPANY. The May Delaware common stock will be traded on the New York Stock Exchange, Inc. (the "NYSE"). Delivery of certificates for the common stock of the Company and the ESOP stock issued prior to the Effective Time of the Share Exchange will constitute "good delivery" of shares in transactions subsequent to the Share Exchange. Certificates representing shares of common stock of May Delaware and Delaware ESOP stock will be issued with respect to transfers consummated after the Share Exchange.
      The Reincorporation is being effectuated pursuant to the terms of the Agreement and Plan of Share Exchange (the "Share Exchange Agreement"), between the Company and May Delaware. The Share Exchange Agreement provides that the consummation of the Share Exchange is conditioned upon, among other things, the completion of the distribution by the Company to its shareowners of the shares of common stock of its wholly owned subsidiary, Payless ShoeSource, Inc., which is expected to occur on May 4, 1996. The "Effective Time" will be the time that a Certificate of Exchange pursuant to Section 913 of the New York Business Corporation Law (the "New York BCL") is filed by the Department of State of the State of New York. Assuming the adoption of the Share Exchange Agreement by the shareowners of the Company and the satisfaction or waiver of the other conditions to the Share Exchange, it is presently contemplated that the filings required to effect the Share Exchange will be made as soon as practicable after the annual meeting.
      A copy of the Share Exchange Agreement is attached hereto as Appendix A. All statements herein concerning the Share Exchange Agreement are qualified by reference to the provisions of the Share Exchange Agreement.

Principal Reasons for the Reincorporation. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations initially choose Delaware for their domicile, and many others reincorporate in Delaware. Because of Delaware's longstanding policy of encouraging incorporation in that state, and consequently its preeminence as the state of incorporation for many major corporations, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. These factors often provide the directors and management of Delaware corporations with greater certainty and predictability in managing the affairs of the corporation. Reincorporation in Delaware will allow the Company to manage its state franchise tax and other affairs in ways that will result in significant savings each year, beginning in 1996. For a discussion of certain differences in shareowners' rights and the powers of management under the New York BCL and the Delaware General Corporation Law (the "Delaware GCL"), see "Material Differences Between the Corporation Laws of New York and Delaware" and "Differences Between the Charter and By-Laws of the Company and May Delaware."

Material Differences Between the Corporation Laws of New York and Delaware.
The Reincorporation will effect several changes in the rights of shareowners as a result of differences between the New York BCL and the Delaware GCL. Summarized below are the material differences affecting the rights of shareowners. This summary does not purport to be a complete statement of differences affecting shareowners' rights under the New York BCL and the Delaware GCL and is subject to, and qualified in its entirety by reference to, all the provisions thereof.
      Dividends. The Delaware GCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of net profit for the current or preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Under the New York BCL, dividends may be paid only out of surplus.
      Vote Required. The New York BCL requires that certain mergers and consolidations and sales of all or substantially all of the assets not in the ordinary course of business be approved by the owners of two-thirds of the outstanding shares entitled to vote thereon. Under the Delaware GCL, such transactions require approval by the owners of a majority of the outstanding stock entitled to vote thereon, and a vote of the shareowners of the surviving corporation is not necessary where, in the case of a merger, (i) no amendment of its certificate of incorporation or change in its outstanding stock is involved and (ii) the merger results in no more than a 20% increase in its outstanding common stock.
      Dissenters' Rights of Appraisal. Under the New York BCL, dissenting shareowners who follow prescribed statutory procedures are entitled to appraisal rights in connection with certain mergers, consolidations and sales of all or substantially all the assets of a corporation. The Delaware GCL provides similar rights and procedures for mergers and consolidations only. Furthermore, under the Delaware GCL, even in those cases, such rights are not provided in certain circumstances, including transactions in which shares of the corporation being voted in a merger or consolidation are listed on a national securities exchange (the Company's common stock is, and May Delaware's common stock will be, listed on the NYSE) or are held of record by more than 2,000 shareowners and in which the shares to be received in such merger or consolidation are shares of the surviving corporation or are listed on a national securities exchange or are held of record by more than 2,000 shareowners.
      The availability of appraisal rights to shareowners of the Company who dissent from the Reincorporation is discussed under "Rights of Dissenting Shareowners" below.
      Business Combination Statutes. The New York BCL prohibits any "business combination" (as therein defined) between a "resident domestic corporation" and an "interested shareowner" for five years after the date that the interested shareowner became an interested shareowner unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested shareowner becoming an interested shareowner. After five years, such a business combination is permitted only if (i) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested shareowner or (ii) certain statutory fair price requirements are met. A "resident domestic corporation" is defined as any corporation that (i) is incorporated in New
York, (ii) has its principal executive offices and significant business operations in New York or has at least 250 or 25% of its employees in New
York (including employees of its 80% subsidiaries), and (iii) has at least
10% of its stock beneficially owned by New York residents. An "interested shareowner" is any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of the corporation.
      The Delaware GCL prohibits any "business combination" (as therein defined) between a Delaware corporation and an "interested shareowner" for three years following the date that the interested shareowner became an interested shareowner unless (i) prior to that date the board of directors approved the business combination or the transaction that resulted in the interested shareowner becoming an interested shareowner, (ii) upon consummation of the transaction that resulted in the interested shareowner becoming an interested shareowner, the interested shareowner held at least 85% of the outstanding voting stock of the corporation (not counting shares owned by officers and directors and certain shares in employee stock plans), or (iii) on or subsequent to such date the business combination is approved by the board of directors and at least two-thirds of the outstanding shares of voting stock not owned by the interested shareowner. The Delaware GCL defines "interested shareowner" as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation. Unlike the New
York BCL, the Delaware GCL
does not require that the corporation's principal executive offices or significant operations be located in Delaware in order to be covered by this law.
      Consideration for Shares. Under the New York BCL, neither obligations of the subscriber for future payments nor obligations of the subscriber for future services constitutes payment or part payment for shares of a corporation. Furthermore, certificates for shares may not be issued until the full amount of the consideration therefor has been paid (except in the case of shares purchased pursuant to stock options under a plan permitting installment payments). Under the Delaware GCL, shares of stock may be issued, and deemed to be fully paid and nonassessable, if the corporation receives consideration (in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof) having a value not less than the par value of such shares, and the corporation receives a binding obligation of the subscriber to pay the balance of the subscription price.
      Redeemable Shares. The Delaware GCL permits redeemable shares to be redeemed at the option of the corporation or the shareowner, while the New York BCL generally permits redemption only at the option of the corporation.
      Issuance to Officers, Directors and Employees of Rights or Options to Purchase Shares. The New York BCL requires the affirmative vote of a majority of the shares entitled to vote in order to issue to officers, directors or employees options or rights to purchase stock. The Delaware GCL does not require shareowner approval of such transactions. May Delaware will, however, remain subject to the rules of the NYSE which require shareowner approval of May Delaware's option plans and grants thereunder in certain instances.
      Classification of the Board of Directors. The New York BCL permits a classified board with as many as four classes but prohibits fewer than three directors in any class. The Delaware GCL permits a classified board of directors with as many as three classes, but does not specify a minimum number of directors for each class. Both the May Delaware Certificate of Incorporation and the Articles of Incorporation of the Company provide for a classified board with three classes.
      Number of Directors. Under the Delaware GCL, a corporation may have as few as one director and there are no maximum limits. The specific number may be fixed in the certificate of incorporation but if so, it may be changed only with both board of directors and shareowner approval. If the certificate of incorporation is silent as to the number of directors, the board of directors may fix or change the authorized number of directors pursuant to a provision of the by-laws.
      Under the New York BCL, the number of directors may not be less than three, and any higher number may be fixed by the by-laws or by action of the shareowners or of the board of directors under specific provisions of the by-laws adopted by the shareowners. The number of directors may be increased or decreased by amendment of the by-laws or by action of the shareowners or of the board of directors under the specific provisions of a by-law adopted by the shareowners, subject to certain conditions.
      Loans to Directors. Under the Delaware GCL, loans may be made to directors if the board of directors finds that the loan may benefit the corporation. The New York BCL requires that loans to directors be authorized by an affirmative vote of shareowners.
      Inspection of Shareowners List. With respect to the inspection of shareowners lists, the New York BCL provides a right of inspection on at least five days' written demand to (i) any person who shall have been a shareowner for at least six months immediately preceding the demand or (ii) any person holding, or authorized in writing by, at least five percent of any class of outstanding shares. The corporation has certain rights calculated to assure itself that the demand for inspection is not for a purpose or interest other than that of the corporation.
      The Delaware GCL permits any shareowner to inspect the shareowners list for a purpose reasonably related to such person's interest as a shareowner and, during the ten days preceding the shareowners' meeting, for any purpose germane to that meeting.

Differences Between the Charter and By-Laws of the Company and May Delaware.
The Certificate of Incorporation of May Delaware (the "May Delaware Certificate") is substantially similar to the Articles of Incorporation of the Company (the "Company Articles"). The differences between the two are primarily as a result of differences between the New York BCL and the Delaware GCL, but also include the purposes of May Delaware and the limitation of certain personal liability of directors for monetary damages.
The by-laws of the two corporations are substantially similar except the by-laws of May Delaware reflect the Delaware GCL and the provisions of the May Delaware Certificate.
      The following is a summary of the material differences between the provisions of the May Delaware Certificate and by-laws and those of the Company Articles and by-laws. This summary does not purport to be complete, and reference is made to the May Delaware Certificate and by-laws, copies of which are attached hereto as Appendices B and C, respectively. Copies of the Company Articles and by-laws are available for inspection at the principal executive offices of the Company and will be sent to shareowners upon written request.
      Change of Company Purpose. The purposes for which the Company was formed as set forth in the Company Articles ini-tially adopted in 1910 included numerous purposes primarily related to the retail business. Since May Delaware will be a holding company engaged in the retail business through the Company and other subsidiaries, the May Delaware Certificate states broadly that May Delaware's purpose is to engage in any lawful activity.
      Limitation on Directors' Liability. The May Delaware Certificate provides that to the fullest extent permitted by law a director will not be personally liable for monetary damages to May Delaware or its shareowners for or with respect to any acts or omissions in the performance of such director's duties, except for liability (i) for any breach of the director's duty of loyalty to May Delaware or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company Articles do not include such a provision but the Company by-laws provide for indemnification of directors to the full extent permitted by law.
      This provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, shareowners may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareowners in any particular situation, shareowners may not have an effective remedy against a director in connection with such conduct.
      Shareowner Action by Unanimous Written Consent; Special Meetings.  The
New York BCL permits corporate action without a shareowners meeting only upon the written consent of all shareowners entitled to vote on such action. Accordingly, the Company Articles do not include a provision eliminating shareowner action by written consent. Since the Delaware GCL permits corporate action without a meeting of shareowners upon the written consent of the owners of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provides otherwise, the May Delaware Certificate expressly includes a provision requiring that corporate action can only be taken by unanimous written consent in order to provide the same protection currently afforded the Company's shareowners.
      The Company's by-laws provide that special meetings of the shareowners may be called by resolution of the board of directors. The May Delaware Certificate includes a similar provision which requires that special meetings of shareowners may only be called by a majority of the entire Board of Directors. Currently, shareowners of the Company are not permitted to call special meetings nor will they be able to following the Reincorporation.

Rights Agreement. The Company has in place a Shareowner Rights Plan pursuant to which a right is attached to each outstanding share of common stock of the Company. Pursuant to the Share Exchange Agreement, prior to the consummation of the Share Exchange, May Delaware will assume the Company's rights and obligations under the Rights Plan, and Rights to purchase Junior Participating Preference Shares of the Company will become Rights to purchase Junior Participating Preference Shares of May Delaware, with substantially identical terms and conditions. Copies of the Shareowner Rights Plan are available for inspection at the principal executive offices of the Company and will be sent to shareowners upon written request.

Federal Income Tax Consequences. The Company has been advised by counsel that, for Federal income tax purposes, no gain or loss will be recognized by the owners of Company common stock or ESOP stock as a result of the consummation of the Share Exchange, and no gain or loss will be recognized by May Delaware or the Company. In addition, counsel has advised the Company that each former owner of shares of common stock of the Company and ESOP stock will have the same basis in the shares of May Delaware common stock and May Delaware ESOP stock received by such owner pursuant to the Share Exchange as such owner had in the Company shares owned at the Effective Time. Such owner's holding period with respect to the shares of May Delaware common stock and May Delaware ESOP stock will include the period during which such owner held the corresponding shares of common stock of the Company or ESOP stock, provided the shares were held by such owner as capital assets at the Effective Time.

All shareowners should consult their tax advisors as to the particular tax consequences of the Share Exchange to them, including the applicability and effect of state, local and foreign tax laws.

Rights of Dissenting Shareowners. Section 910 of the New York BCL sets forth the rights of shareowners of the Company who object to the Share Exchange and the adoption of the Share Exchange Agreement. Any owner of the common stock or the ESOP stock of the Company who does not vote in favor of the Reincorporation, or who duly revokes his or her vote in favor of such transaction, may, if the Share Exchange is consummated, obtain payment, in cash, for the fair market value of such owner's shares by strictly complying with the requirements of Section 623 of the New York BCL.

     The dissenting shareowner must file with the Company before the taking of the vote on the Reincorporation proposal a written objection including a notice of election to dissent, such owner's name and residence address, the number and class of shares (common stock or ESOP stock or both) as to which such owner dissents (which number may not be less than all of the shares as to which such owner has a right to dissent) and a demand for payment of the fair value of such shares if the Share Exchange is consummated. Any such written objection should be addressed to: The May Department Stores Company, 611
Olive Street, St. Louis, MO 63101-1799, Attention:  Secretary.
     Within ten days after the vote of shareowners authorizing the Reincorporation, the Company must give written notice of such authorization to each such dissenting shareowner. At the time of filing the notice of election to dissent or within one month thereafter, the shareowner must submit certificates representing such owner's shares to the Company or its transfer agent, The Bank of New York, for notation thereon of the election to dissent, after which such certificates will be returned to the shareowner.
Any shareowner who fails to submit his or her shares for such notation shall, at the option of the Company exercised by written notice to the shareowner within 45 days from the date of filing of the notice of election to dissent, lose such owner's appraisal rights unless a court, for good cause shown, shall otherwise direct.
     Within 15 days after the expiration of the period within which shareowners may file their notices of election to dissent or with 15 days after the Effective Time, whichever is later (but not later than 90 days after the shareowners' vote authorizing the Reincorporation), the Company must make a written offer (which, if the Share Exchange has not been consummated, may be conditioned upon such consummation) to each shareowner who has filed such notice of election to pay for the shares at a specified price which the Company considers to be their fair value. If the Company and the dissenting shareowner are unable to agree as to such value, Section 623(h) provides for judicial determination of fair value. In the event of such a disagreement, a court proceeding shall be commenced by the Company in the Supreme Court of the State of New York, County of New York, or by the dissenting shareowner if the Company fails to commence the proceeding within the time required by
Section 623 of the New York BCL. The Company intends to commence such a proceeding in the event of such a disagreement.
     A negative vote on the Reincorporation proposal does not constitute a "written objection" required to be filed by an objecting shareowner. Failure by a shareowner to vote against the Reincorporation will not, however, constitute a waiver of rights under Section 623 provided that a written objection has been properly filed and such shareowner has not voted in favor of the Reincorporation.
      The foregoing does not purport to be a complete statement of the provisions of Section 623 of the New York BCL and is qualified in its entirety by reference to the Section, a copy of which is reproduced in full as Appendix
D. Each shareowner intending to exercise dissenters rights should review such Appendix carefully and consult such owner's counsel for a more complete and definitive statement of the rights of dissenting shareowners and the proper procedure to follow to exercise such rights.
      Under the Share Exchange Agreement, the board of directors may abandon the Reincorporation, even after shareowner approval, if for any reason the board determines that it is inadvisable to proceed with the Reincorporation, including considering the number of shares for which appraisal rights have been exercised and the cost to the Company thereof.
      The affirmative vote of the owners of (a) two-thirds of all outstanding shares of common stock and ESOP stock entitled to vote on the Reincorporation proposal, voting together as a single class, and (b) a majority of all outstanding shares of common stock and ESOP stock entitled to vote thereon, each voting as a separate class, is required for approval of the Reincorporation proposal. A vote for the proposal will constitute specific shareowner approval for the adoption of the Share Exchange Agreement and all other transactions related to the Reincorporation (including the assumption by May Delaware of the Company's employee benefit plans, including the 1994 Stock Incentive Plan, the Deferred Compensation Plan, the Profit Sharing
Plan, the Restricted Stock Plan for Non-Management Directors and the
Executive Incentive Compensation Plan for Corporate Executives). The board of directors unanimously recommends a vote FOR Proposal (c), and your proxy will be so voted unless you specify otherwise.

PROPOSAL BY A SHAREOWNER CONCERNING A CLASSIFIED BOARD

Proposal (d) on the accompanying proxy card.

Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Ave., N.W., Washington, D.C., who is the owner of 200 shares of common stock of the Company, has advised the Company that she plans to introduce the following resolution at the annual meeting:

      Resolved, that the shareholders of The May Department Stores Company recommend that the Board of Directors take the necessary steps to reinstate the election of directors annually, instead of the stagger system which was recently adopted.

This shareowner has submitted the following statement in support of this resolution:

      Until recently, directors of May were elected annually by all shareholders.
           The great majority of New York Stock Exchange listed corporations elect all their directors each year.
           This insures that all directors will be more accountable to all shareholders each year and to a certain extent prevents the self-perpetuation of the Board.
           Last year, the owners of 92,494,029 shares, representing 45.6% of shares voting, voted FOR this proposal.
           If you agree, please mark your proxy FOR this resolution.

The board of directors opposes the foregoing resolution. The Company's shareowners decided in 1985 to install a classified system of electing directors, with three classes of directors serving staggered three-year terms. This shareowner decision has been challenged with this same resolution at every annual meeting since 1988. On each of these occasions, the shareowners confirmed that they wanted to retain the classified system of electing directors by voting against the proposal for annual elections. The board of directors agrees with the results of previous shareowner voting on this issue and continues to believe that the classified system is advantageous to the Company and its shareowners because, by providing that the directors will serve three-year terms rather than one-year terms, it enhances the likelihood of continuity and stability in the composition of the Company's board of directors and in the policies formulated by the board. This, in turn, permits the board to represent more effectively the interests of all shareowners, including responding to circumstances created by demands or actions by a single shareowner or a small group of shareowners. The board of directors unanimously recommends a vote AGAINST Proposal (d), and your proxy will be so voted unless you specify otherwise.

GENERAL

1997 Shareowner Proposals. Shareowner proposals for the 1997 annual meeting of shareowners must be received at the Company's principal executive offices, 611 Olive Street, St. Louis, Missouri 63101-1799, Attention: Secretary, on or prior to December 26, 1996, for inclusion in the Company's proxy statement and the form of proxy for such meeting.

Vote Required. The election of directors requires a plurality of votes cast. The affirmative vote of the owners of a majority of the votes cast at the meeting is required to approve the ratification of auditors and the shareowner proposal. Approval of the Reincorporation proposal requires the affirmative vote of the owners of (a) two-thirds of all outstanding shares of common stock and ESOP stock entitled to vote thereon, voting together as a single class, and
(b) a majority of all outstanding shares of common stock and ESOP stock entitled to vote thereon, each voting as a separate class. The shares represented by abstentions and broker non-votes will be considered present at the meeting for quorum purposes. Abstentions and broker non-votes (i) will not be counted as either FOR or AGAINST a nominee or a matter, (ii) will have no effect upon the election of directors, the ratification of auditors and the shareowner proposal and (iii) will have the effect of a vote AGAINST the proposal to approve the Reincorporation.

Solicitation of Proxies. Your signature on the accompanying proxy card is solicited by the Company's board of directors. The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies may be solicited by directors, officers and regular employees of the Company personally, by mail, telegraph and telephone from and through registered owners, nominees and others acting as principals and as intermediaries. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy material to principals. In addition, the Company has retained D. F. King & Co., Inc., to assist in the solicitation of proxies for a fee of $18,000, plus out-of-pocket expenses.

Whether or not you plan to attend the annual meeting, please complete, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your cooperation in giving this matter your immediate attention will be appreciated.


By order of the board of directors.

                               Appendix A

                  AGREEMENT AND PLAN OF SHARE EXCHANGE
                                   OF
                   THE MAY DEPARTMENT STORES COMPANY,
                        a New York corporation
                                  AND
                   THE MAY DEPARTMENT STORES COMPANY,
                         a Delaware corporation



      This Agreement and Plan of Share Exchange (the "Agreement" or "Plan of Exchange") is dated and executed as of the ---- day of May, 1996, by and between THE MAY DEPARTMENT STORES COMPANY, a New York corporation (the "Subject Corporation"), and THE MAY DEPARTMENT STORES COMPANY, a Delaware corporation (the "Acquiring Corporation").

      1. The name of the Subject Corporation is The May Department Stores Company, a New York corporation, and the name of the Acquiring Corporation is The May Department Stores Company, a Delaware corporation.

      2. The designation and number of authorized and outstanding shares of the Acquiring Corporation are: 1,000 shares of common stock, par value $.50 per share (the "Acquiring Corporation Common Shares"), each of which is entitled to one vote and 100 shares of which are issued and outstanding. Immediately prior to the Effective Time (as hereinafter defined), the designation and number of authorized shares of the Acquiring Corporation will be: (a) 700,000,000 Acquiring Corporation Common Shares, each of which will have attached thereto a Right (as defined below); and (b) 25,000,000 shares of Preference Stock, par value $.50 per share (the "Acquiring Corporation Preference Shares"), of which (i) 800,000 will be designated as ESOP Preference Shares (the "Acquiring Corporation ESOP Preference Shares"), each of which will be entitled to one vote, voting together with the Acquiring Corporation Common Shares, and (ii) 1,000,000 will be designated Junior Participating Preference Shares (the "Acquiring Corporation Junior Preference Shares"), each of which will be entitled to 100 votes, voting together with the Acquiring Corporation Common Shares.

      The designation and number of authorized and outstanding shares of the Subject Corporation are: (a) 700,000,000 shares of common stock, par value $.50 per share (the "Subject Corporation Common Shares"), each of which is entitled to one vote, 249,869,322 shares of which were, as of April 4, 1996, issued and outstanding and 63,767,674 shares of which were, as of April 4, 1996, held in the treasury of Subject Corporation, and which in each case have attached thereto a Right; and (b) 25,000,000 shares of Preference Stock, par value $.50 per share (the "Subject Corporation Preference Shares"), of which (i) 800,000 are designated ESOP Preference Shares (the "Subject Corporation ESOP Preference Shares"), each of which is entitled to one vote, voting together with the Subject Corporation Common Shares, and with respect to certain matters voting as a separate class, and, 704,069 of which were, as of April 4, 1996, issued and outstanding, and (ii) 1,000,000 are designated Junior Participating Preference Shares (the "Subject Corporation Junior Preference Shares"), each of which is entitled to 100 votes, voting together with the Subject Corporation Common Shares, and none of which are issued or outstanding.

      For adoption and approval, this Plan of Exchange shall require the affirmative vote of the owners of (a) two-thirds of all outstanding Subject Corporation Common Shares and Subject Corporation ESOP Preference Shares entitled to vote thereon, voting together as a single class, and (b) a majority of all outstanding Subject Corporation Common Shares and Subject Corporation ESOP Preference Shares entitled to vote thereon, each voting as a separate class.

      3. Upon the time of filing of a Certificate of Exchange in connection with the share exchange contemplated hereby (the "Share Exchange") by the Department of State of the State of New York ( the "Effective Time"):

      (a) each outstanding Subject Corporation Common Share (and associated Right) shall by operation of law and without further action be exchanged for one Acquiring Corporation Common Share (and associated Right), subject to dissenting shareowners' rights under Sections 910 and 623 of the New York Business Corporation Law (the "NYBCL");

      (b) each Subject Corporation Common Share (and associated Right) held in the treasury of the Subject Corporation shall without further action be cancelled and restored to the status of an authorized but unissued Subject Corporation Common Share;

      (c) each Subject Corporation ESOP Preference Share shall by operation of law and without further action be exchanged for one Acquiring Corporation ESOP Preference Share, subject to dissenting shareowners' rights under Sections 910 and 623 of the NYBCL; and

      (d) each Acquiring Corporation Common Share outstanding immediately prior to the Effective Time shall be cancelled and shall be restored to the status of an authorized but unissued Acquiring Corporation Common Share;

so that, immediately after the Effective Time, all of the outstanding Subject Corporation Common Shares and Subject Corporation ESOP Preference Shares will be held by the Acquiring Corporation, and all of the outstanding Acquiring Corporation Common Shares and Acquiring Corporation ESOP Preference Shares will be held by the owners of the Subject Corporation Common Shares and Subject Corporation ESOP Preference Shares, respectively, that were outstanding immediately prior to the Effective Time and the Acquiring Corporation will hold in its treasury the same number of Acquiring Corporation Common Shares as the Subject Corporation Common Shares held by the Subject Corporation immediately prior to the Effective Time.

      4. At the Effective Time, the Acquiring Corporation will assume each employee benefit plan of the Subject Corporation (collectively, the "Plans"); and, by virtue of the Share Exchange and without any action on the part of the participants in the plans, each option or right under the Plans to purchase Subject Corporation Common Shares granted and outstanding immediately prior to the Effective Time shall be converted into and become an option or right to purchase an equivalent number of Acquiring Corporation Common Shares at the same per share price and upon the same terms and subject to the same conditions as applicable immediately prior to the Effective Time under the relevant option or right. The Acquiring Corporation will have in its treasury, at the Effective Time, a number of Acquiring Corporation Common Shares equivalent to the number of Subject Corporation Common Shares held in the treasury of the Subject Corporation immediately prior to the Effective Time, which shares will be available for purposes of the Plans.

      5. At the Effective Time, the Acquiring Corporation will assume the Subject Corporation's rights and obligations pursuant to the Rights Agreement, dated as of August 19, 1994 between the Subject Corporation and The Bank of New York, as Rights Agent (the "Rights Agreement"), and by virtue of the Share Exchange, and without any action on the part of the holder thereof, each right (a "Right") to purchase Subject Corporation Junior Preference Shares and to otherwise exercise options, rights and privileges, issued pursuant to the Rights Agreement shall be converted into and become a right to purchase an equivalent number or amount of Acquiring Corporation Junior Preference Shares, at the same exercise price, and upon the same terms and subject to the same conditions, as applicable immediately prior to the Effective Time and to otherwise exercise options, rights and other privileges pursuant to the Rights Agreement. The Acquiring Corporation will reserve, for purposes of issuance pursuant to the Rights Agreement, a number of Acquiring Corporation Junior Preference Shares equivalent to the number of Subject Corporation Junior Preference Shares reserved by the Subject Corporation for such purposes immediately prior to the Effective Time.

      6. At the Effective Time, each certificate evidencing ownership of Subject Corporation Common Shares (and associated Rights) or Subject Corporation ESOP Preference Shares outstanding at the Effective Time shall automatically, and without any action by the holder thereof, be deemed to evidence, an equivalent number of Acquiring Corporation Common Shares (and associated Rights) or Acquiring Corporation ESOP Preference Shares, respectively, subject to dissenting shareowners' rights under Sections 910 and 623 of the NYBCL.

      7. At the Effective Time, the board of directors and officers of the Subject Corporation shall become the board of directors and officers of the Acquiring Corporation.

      8. Immediately prior to, and at, the Effective Time, the certificate of incorporation of the Acquiring Corporation shall be as set forth in Exhibit A to this Agreement.

      9.   The Plan of Exchange shall be conditioned upon:

      (a) receipt of the requisite vote of shareowners of the Subject Corporation pursuant to Section 913(c)(2) of the NYBCL;

      (b) approval for listing, subject to official notice of issuance, of the Acquiring Corporation Common Shares (and associated Rights) on the New York Stock Exchange, Inc.;

      (c) completion of the distribution by the Subject Corporation of the shares of common stock of its wholly owned subsidiary, Payless ShoeSource, Inc., to shareowners of the Subject Corporation; and

      (d) receipt of all consents and approvals of federal or state regulatory authorities that are necessary and appropriate for the consummation of the Share Exchange, in form and substance satisfactory to the Subject Corporation and the Acquiring Corporation.

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

      10. At any time before or after the adoption of this Agreement by the shareowners of the Subject Corporation, this Agreement may be amended or modified by the boards of directors of the Acquiring Corporation and the Subject Corporation; provided that no such amendment or modification may affect the rights of any shareowner of the Subject Corporation in any manner that is materially adverse to such shareowner in the judgment of the board of directors of the Subject Corporation. The Plan of Exchange may be abandoned by either the Subject Corporation or the Acquiring Corporation, notwithstanding the approval of the Plan of Exchange by the shareowners of the Subject Corporation, if for any reason the board of directors of either of such corporations determines that it is inadvisable to proceed with the Plan of Exchange, including without limitation, giving consideration to the number of shares for which dissenting shareowners' rights pursuant to Sections 910 and 623 of the NYBCL have been exercised and the cost to the Subject Corporation thereof.

      11. The Subject Corporation and the Acquiring Corporation, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Share Exchange and the other transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of the Acquiring Corporation and the Subject Corporation, as of the Effective Time, shall take such further action.

                                    THE MAY DEPARTMENT STORES COMPANY
                                    a New York corporation


                                    By: ---------------------------------------
                                    Its:---------------------------------------


                                    THE MAY DEPARTMENT STORES COMPANY
                                    a Delaware corporation



                                    By: ---------------------------------------
                                    Its:---------------------------------------

                                     Appendix B

                                AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION
                                        OF
                         THE MAY DEPARTMENT STORES COMPANY


      The undersigned,           , certifies that he is the                ,
of The May Department Stores Company, a corporation organized under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                  1. The name of the Corporation is The May Department Stores Company, the name under which the Corporation was originally incorporated.

                  2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 11, 1996.

                  3. The Amended and Restated Certificate of Incorporation was duly adopted by shareowner written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  4. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

                                         FIRST.

      The name of the Corporation shall be

                       THE MAY DEPARTMENT STORES COMPANY.

                                        SECOND.

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent as such address is The Corporation Trust Company.

                                        THIRD.

      The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                        FOURTH.

      The total number of shares of stock which the Corporation shall have authority to issue is 725,000,000 consisting of 700,000,000 shares of common stock, par value $.50 per share (the "Common Stock"), and 25,000,000 shares of preference stock, par value $.50 per share (the "Preference Shares").

      The owners of shares of Common Stock shall not have any preemptive right to purchase shares or other securities to be issued by the Corporation or subjected to rights or options to purchase.

      The designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof are as follows:

      Preference Shares of the Corporation may be issued from time to time or in one or more class or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preference Shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preference Shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                                      FIFTH.

      Elections of directors at any annual or special meeting of shareowners shall be by written ballot, unless the By-Laws of the Corporation provide otherwise.

                                     SIXTH.

      The number of directors shall be fixed by the By-Laws. It shall not be necessary for any director of the Corporation to be a shareowner thereof.

                                    SEVENTH.

      Whenever shareowners are allowed to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the owners of all outstanding shares entitled to vote thereon. Written consent thus given by the owners of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareowners.

                                   EIGHTH.

      Special meetings of shareowners of the Corporation for any purpose or purposes may be called at any time by a majority of the entire Board of Directors. Special meetings of shareowners of the Corporation may not be called by any other person or persons.

                                     NINTH.

      The directors shall have the further power to provide by the By-Laws or otherwise, for the selection from among their own number, of an executive committee of such number as they may from time to time designate, and to delegate to such executive committee all or any of the powers of the Board of Directors in so far as the delegation of such power is not contrary to law.

                                     TENTH.

      No director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by law (as now or hereafter in effect). Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                    ELEVENTH.

      The officers and directors of the Corporation and such other persons as authorized by a majority of the entire Board of Directors consistent with the provisions of the GCL shall be indemnified by the Corporation to the fullest extent authorized or permitted by law (as now or hereafter in effect).

                                     TWELFTH.

      A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article TWELFTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareowner (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Shareowner or any person who thereafter would be an Affiliate or Associate of such Interested Shareowner shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the owners of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareowner or any Affiliate or Associate of such Interested Shareowner. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

      B. The provisions of Section A of this Article TWELFTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the owners of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

            1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareowner to become an Interested Shareowner) of the Board of Directors prior to the date on which the Continuing Directors (as hereinafter defined) comprise less than a majority of the entire Board of Directors.

            2.    All of the following conditions shall have been met:

            a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by owners of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                  (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareowner for any share of Common Stock in connection with the acquisition by the Interested Shareowner of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareowner, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                  (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareowner became an Interested Shareowner (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                  (iii) (if applicable) the price per share equal to the Fair
            Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested
            Shareowner for any share of Common Stock in connection with the acquisition by the Interested Shareowner of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common
            Stock to (y) the Fair Market Value per share of Common
            Stock on the first day in such two-year period on which the Interested Shareowner acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                  (iv) the Corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Shareowner or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

            b. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by owners of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                  (i) (if applicable) the highest per share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested
            Shareowner for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareowner of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareowner, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                  (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                  (iii) (if applicable) the price per share equal to the Fair
            Market Value per share of such class or series of Capital
            Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareowner for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareowner of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested
            Shareowner acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                  (iv) (if applicable) the highest preferential amount per share to which the owners of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

            The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital
      Stock, whether or not the Interested Shareowner has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

            c. The consideration to be received by owners of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareowner in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareowner.

            d. After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split, recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock); and (iv) such Interested Shareowner shall not have become the beneficial owner of any additional shares of Capital
      Stock except as part of the transaction that results in such Interested Shareowner becoming an Interested Shareowner and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareowner's percentage beneficial ownership of any class or series of Capital Stock.

            e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareowners of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the owners of the outstanding shares of Capital Stock other than the Interested Shareowner and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

            f. Such Interested Shareowner shall not have made any major change in the Corporation's business or equity capital structure.

      C. The following definitions shall apply with respect to this Article TWELFTH:

            1.    The term "Business Combination" shall mean:

            a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareowner or (ii) any other company (whether or not itself an Interested Shareowner) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareowner; or

            b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Shareowner or any Affiliate or Associate thereof shall directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all such other arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or 5 percent of the Shareowners' equity (in the case of transactions in Capital
      Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareowners of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part, except for transactions made in the ordinary course of the Corporation's business, consistent with past practices; or

            c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-Laws; or

            d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareowner) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested
      Shareowner or any Affiliate or Associate of any Interested
      Shareowner; or

            e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses
      (a) to (d).

            2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareowners of the Corporation generally.

            3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital
      Stock.

            4. The term "Interested Shareowner" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the owners of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the owners of all then outstanding shares of Voting Stock.

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

            5.    A person shall be a "beneficial owner" of any Capital Stock
      (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital
      Stock. For the purposes of determining whether a person is an Interested Shareowner pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act, as amended and in effect as of the date hereof (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

            7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareowner set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

            8. The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareowner and was a member of the Board of Directors prior to the time that the Interested Shareowner became an Interested Shareowner, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareowner and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

            9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite
      Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock
      Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a nationally recognized investment banking firm selected by a majority of the Continuing Directors; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a nationally recognized investment banking firm selected by a majority of the Continuing Directors.

            10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article TWELFTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the owners of such shares.

      D. The Board of Directors shall have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article TWELFTH, including, without limitation, (a) whether a person is an Interested Shareowner, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action is with, or proposed by, or on behalf of an Interested Shareowner or an Affiliate or an Associate of an Interested Shareowner, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitutes a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

      E. Nothing contained in this Article TWELFTH shall be construed to relieve any Interested Shareowner from any fiduciary obligation imposed by law.

      F. The fact that any Business Combination complies with the provisions of Section B of this Article TWELFTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareowners of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

      G. For the purposes of this Article TWELFTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article TWELFTH (collectively "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Shareowner or an Affiliate or Associate of an Interested Shareowner or a person who thereafter would become such if (1) after the Interested Shareowner became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Shareowner, would not qualify to serve as a Continuing Director or
(2) such Interested Shareowner, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareowner, Affiliate, Associate or person a majority of the Continuing Directors make a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareowner, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

      H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article TWELFTH which is proposed by or on behalf of an Interested Shareowner or an Affiliate or Associate of an Interested Shareowner shall require the affirmative vote of the owners of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the owners of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareowner; provided, however, that prior to the time such number of persons constituting a quorum of the Board of Directors are nominated by or on behalf of the Interested shareowner and elected to the Board of Directors, this Section H shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption recommended by a majority of the Board of Directors prior to the date on which the Continuing Directors comprise less than a majority of the Board of Directors.


                                  THIRTEENTH.

      The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three nor more than twenty-one directors, the exact number of directors shall be fixed by the By-laws. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareowners, beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remainder of the term of the Class to which such director was appointed and until his successor has been elected and qualified, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director or the entire Board of Directors may be removed only for cause.

      Notwithstanding the foregoing, whenever the owners of any class or series of stock (other than Common Stock) issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareowners, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article THIRTEENTH unless expressly provided by such terms.

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

                                    FOURTEENTH.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors, by vote of two-thirds of the entire Board of Directors, is expressly authorized to adopt, repeal, alter, amend or rescind the By-Laws of the Corporation at any meeting of the Board of Directors, provided that the substance of the proposed amendment or addition or the subject matter thereof shall have been submitted in writing at a preceding meeting of the Board of Directors or notice thereof shall have been given to the directors; waiver of notice by any director being deemed equivalent to such notice to him.

      The By-Laws may also be amended at any general or special meeting of shareowners, provided notice of the proposed amendment shall have been given in the call for such meeting.

                                     FIFTEENTH.

      The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareowners herein are granted subject to this reservation.

            5. This restatement of the Certificate of Incorporation of The May Department Stores Company was adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, The May Department Stores Company has caused its corporate seal to be affixed and this Amended and Restated Certificate of Incorporation to be signed by -------------------------, its -----------------, this ---- day of ------------, 1996.

                                          THE MAY DEPARTMENT STORES COMPANY


                                          ----------------------------------

                                 Appendix C

                                   BY-LAWS

                                     OF

                     THE MAY DEPARTMENT STORES COMPANY
                          (a Delaware Corporation)

                             ------------------


                                 ARTICLE I.

                          MEETINGS OF SHAREOWNERS

       Section 1. The annual meeting of shareowners shall be held on such date (not more than thirteen months after the most recent annual meeting) and at such place and time as may be fixed by the board and stated in the notice thereof, for the purpose of the election of directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-laws. The annual meeting may be adjourned from day to day until its business is completed.

      Section 2. Written notice of the date, time and place of each annual meeting of the shareowners shall be mailed not less than ten nor more than sixty days previous to the date of such meeting, postage prepaid, to each shareowner of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

      Section 3. The business transacted at any special meeting of shareowners shall be confined to the object or objects specified in the notice therefor, and matters germane thereto.

      Section 4. Written notice of every special meeting of shareowners stating the date, time, place and object thereof, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date specified for such meeting to each shareowner of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

      Section 5. Except as otherwise provided in the Certificate of Incorporation, and subject to the provisions and limitations therein contained, at all meetings of shareowners each shareowner of record shall be entitled to cast one vote for each share appearing on the stock book of the Company as standing in his name, which vote may be cast either in person or by proxy, or power of attorney, but no proxy shall be voted on after three years from its date.

      Section 6. Whenever a shareowner shall vote by proxy, the authority or proxy shall be in writing, subscribed by the shareowner in whose name the said stock shall stand on the books of the Company, and shall, if requested by any shareowner, or proxy, be exhibited at the time of such meeting to the presiding officer and filed by him with the secretary of the Company.

      Section 7. No shareowner who is in default in the payment of any part of his subscription for any stock of the Company or who is disqualified by law, shall be entitled to vote at any meeting of shareowners.

      Section 8. Every pledgor of stock standing in his name on the books of the Company shall be deemed the owner thereof.

      Section 9. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the owners of not less than a majority of the shares issued and outstanding, entitled to vote thereat, present in person or by proxy or power of attorney, are requisite for and shall constitute a quorum at all meetings of shareowners for the transaction of business, including the election of directors. The owners of a majority of the shares present in person or by proxy or power of attorney at any meeting, whether or not constituting a quorum, shall have power to adjourn the meeting from time to time (provided that each adjournment shall be for a period not exceeding twenty days), without notice other than announcement at the meeting, and at any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 10. The board of directors, in advance of the meeting of shareowners, shall appoint not less than two persons who are not directors to serve as inspectors of election. It shall be their duty to receive and canvass the votes for election of directors and on any proposal voted on by ballot and to certify the results to the chairman. In all cases where the right to vote upon any share of the Company shall be questioned, it shall be the duty of the inspectors to examine the stock ledger of the Company as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by such person or persons.

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

Each inspector of election before entering upon the duties of such office shall take and subscribe the following oath before an officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

      Section 11. To be properly brought before the annual or any special shareowners' meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the board or (c) otherwise properly brought before the meeting by a shareowner. In addition to any other applicable requirements, for business to be properly brought before the annual or any special shareowners' meeting by a shareowner, the shareowner must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareowners, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareowner's notice to the secretary shall set forth as to each matter the shareowner proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareowner proposing such business, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the shareowner and (iv) any material interest of the shareowner in such business.

      Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 11, provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareowner of any business properly brought before the meeting.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

      Section 12. Except as provided in Section 1 of Article II, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Company at the annual meeting may be made at that meeting by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any shareowner of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
12. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareowners, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareowner's notice to the secretary shall set forth (a) as to each person whom the shareowner proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the shareowner giving the notice (i) the name and record address of the shareowner and (ii) the class and number of shares of common stock of the Company which are beneficially owned by the shareowner. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be disregarded.

                                 ARTICLE II.

                           THE BOARD OF DIRECTORS

      Section 1. The business and affairs of the Company shall be managed and conducted by or under the direction of a board of fourteen directors.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum or by the sole remaining director. A director elected to fill a newly created directorship, and a director elected to fill a vacancy, shall hold office for the remainder of the term of the Class to which such director was elected and until his successor shall be chosen and qualified in his stead.

      Section 2. The directors shall prescribe rules and regulations for voting at all elections and shall cause the result of each such election to be filed with the minutes of the proceedings of the board of directors, or of any committee of the board of directors appointed in accordance with Section 12 of this Article II.

      Section 3. The board of directors at its first meeting after each annual meeting of shareowners, or at any subsequent meeting at which such action may be appropriate, shall elect a chairman of the executive committee, a chairman of the board, a president, a vice chairman of the board, one or more vice presidents, a secretary, a controller, and a treasurer, and such other officers as it may determine. The board of directors shall by resolution provide for the authority and duties of any and all such officers in the management of the Company to the extent not so provided in these By-laws.

      The dates of the commencement and expiration of the term of office of any such officer may be fixed by the board of directors at the time of his election; but unless so fixed, such officer shall hold office from the date of his election until the first meeting of the board of directors following the next ensuing annual meeting of shareowners, or until his successor is elected.

      The chairman of the executive committee, the chairman of the board, the president and the vice chairman of the board shall be members of the board of directors. No other officers need be members of the board of directors.

      Any two offices, except the offices of president and secretary, may be held by the same person.

      Section 4. If for any reason the election of officers shall not be held on or as of the date fixed therefor, the board of directors shall designate another day for such election.

      Section 5. The board of directors may also appoint such additional officers and agents, including additional vice presidents, one or more assistant treasurers, one or more assistant secretaries and one or more assistant controllers, as it may from time to time deem advisable, and may remove any of the persons so appointed at its pleasure, and may, in its discretion, contract for a definite period of employment for any officer or agent upon such terms as it may deem advisable. The board of directors may by resolution provide for the powers and duties of any and all such additional officers and agents so appointed.

      Section 6. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      All matters coming before the board of directors shall, except as otherwise provided by the General Corporation Law of the State of Delaware ("GCL") or by these By-laws, be determined by a majority vote of the members present, provided that a quorum shall be present.

      Any one or more members of the board of directors or of any committee thereof may participate in any meeting of such board or of such committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

      Section 7. The directors may hold their meetings and cause the books of the Company (except the Stock and Transfer Books) to be kept within or without the State of Delaware, at such place or places as they may from time to time determine.

      Section 8. Subject to Section 15 of this Article II, there shall be an annual meeting of the board of directors on the day of the annual meeting of shareowners in each year or as soon thereafter as convenient, such annual meeting to be at such place and time (and, if applicable, on such date) as the chairman of the board shall designate by written notice to the directors, and regular meetings shall be held on such dates and at such times and places either as the directors shall by resolution provide or as the chairman of the board shall designate by written notice to the directors. Except as above provided, no notice of said annual meeting or such regular meetings of the board of directors need be given.

      Section 9. Special meetings of the board of directors may be called by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary or the treasurer. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or facsimile transmission not later than the day preceding the date of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstance. Special meetings shall be called by one of the foregoing officers in like manner on the written request of five directors, specifying the object or objects of such special meeting. In the event that one of the foregoing officers shall fail to call a meeting within two days after receipt of such request, such meeting may be called in like manner by the directors making such request.

      Section 10. If any vacancy shall occur in the board of directors by reason of death, removal, resignation or otherwise, such vacancy may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

      Section 11. Any director may resign his office at any time, such resignation to be made in writing and delivered to the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary.

      Section 12. The board of directors shall by a majority vote of its entire number appoint an executive committee, including the chairman thereof, such executive committee to consist of such chairman, who shall be a director, and such additional number of directors, not less than two, as the board of directors shall from time to time determine, and may from time to time designate the number of such executive committee that shall constitute a quorum and may provide for the holding of regular meetings thereof. In the absence of any such designation, a majority of the members of the executive committee shall constitute a quorum. To the extent permitted by law and by the Certificate of Incorporation, the executive committee shall have and may exercise all the powers vested in the board of directors during the intervals between the meetings of the board of directors. The affirmative vote of a majority of those present at a meeting of the executive committee, at which a quorum is present, shall be necessary for the adoption of any resolution.
The executive committee shall, whenever called upon, report to the board of directors, and be subject to its direction, and the board of directors may remove members and appoint new members thereof to fill vacancies therein, and may increase or decrease the membership thereof. The executive committee shall designate from among its members a secretary and may designate from among its members an acting chairman to serve in the absence of the chairman of the executive committee. Meetings of the executive committee shall be called by the chairman of the executive committee or, upon the request of not less than two members, by the secretary thereof by notice deposited in the mail, sent by telegram or delivered by hand not less than two days prior to the date of such meeting. Waiver of notice by any member of the executive committee, whether before or after the meeting to which such waiver relates, shall be equivalent to notice.

      The board of directors may, by a majority vote of its entire number, appoint such other committees, each consisting of three or more directors, as the board of directors may at any time and from time to time deem appropriate; subject to the limitations contained in Section 141(c) of the GCL, the board of directors from time to time may by resolution prescribe for each such committee such duties, powers and authority as the board of directors shall deem appropriate.

      Section 13. In addition to the powers by these By-laws expressly conferred upon them, the board of directors may exercise such powers and do such lawful acts and things as are not prohibited by law or required by the Certificate of Incorporation or by these By-laws to be exercised and done by the shareowners.

      Section 14. Directors as such may be paid such compensation as the board of directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

      Section 15. Anything in this Article II to the contrary notwithstanding, any action required or permitted to be taken by the board of directors at any regular, annual or special meeting thereof, or by any committee thereof, may be taken without a meeting if all members of the board of directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board of directors or such committee shall be filed with the minutes of the proceedings of the board of directors or such committee.

      Section 16. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disin-terested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareowners entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareowners; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the shareowners. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE III.

                               ELECTED OFFICERS

      The elected officers of the Company shall be the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, the secretary, the treasurer, the controller, and such other officers of the Company as shall be elected by the board of directors.

                                  ARTICLE IV.

                      AUTHORITY AND DUTIES OF OFFICERS

      Each officer of the Company shall be subject to the control of the board of directors and shall have such duties in the management of the Company as may be provided by appropriate resolution of the board of directors and/or provided in these By-laws.

                                  ARTICLE V.

                    DUTIES OF OFFICERS MAY BE DELEGATED

      In the case of the absence of any officer of the Company, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any other director, or to any other person for the time being.

                                 ARTICLE VI.

                               INDEMNIFICATION

      Section 1. The Company shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

      Section 2. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the law. The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

      Section 3. The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Company, these By-laws or any agreement, vote of stockholders or directors or otherwise.

                                 ARTICLE VII.

                     POWER OF OFFICERS TO CONTRACT, ETC.

      Section 1. All contracts and agreements, purporting to be the act of this Company shall be signed by such officer(s) of the Company or other person(s) as may be designated by resolution of the board of directors, in order that the same shall be binding upon the Company.

      Section 2. The board of directors may, from time to time, authorize any officer or officers of the Company, or any other person or persons, to sign, countersign and endorse bills of exchange, checks, notes, leases, deeds and other instruments, agreements and documents in behalf of the Company.

                              ARTICLE VIII.

                            ORDER OF BUSINESS

      Section 1. The order of business at all meetings of the shareowners shall be as follows:

      1.    The election of directors.

      2.    Other matters to be acted upon.

      3.    The reports of officers.

      4.    Election of inspectors of election.

      The order of business at any meeting may be changed by a vote of the owners of a majority of the shares represented at such meeting.

      Section 2. The order of business at meetings of the board of directors shall be as the directors may determine.

                                 ARTICLE IX.

                               SHARES OF STOCK

      Section 1. The interest of each shareowner shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the board of directors may from time to time prescribe. The certificates of stock shall be signed by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the board of directors may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent or transfer clerk and by a registrar, the signatures of the above designated officers and the seal of the Company upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of its issue.

      Section 2. Shares of stock of the Company shall be transferred only on the books of the Company, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

      Section 3. The board of directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the board of directors, when authorizing the issue of such new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed, or his legal representatives, to execute and deliver to the Company a bond with one or more sureties, in such sum as it may direct, indemnifying the Company and its agents against any claim that may be made against it by reason of the issue of such new certificate. The board of directors, however, may refuse to authorize any such new certificate except upon the order of a court having jurisdiction in such matter.

      Section 4. The board of directors may from time to time appoint such transfer agents and registrars of shares as it may deem advisable and may define their powers and duties.

                                 ARTICLE X.

                                 DIVIDENDS

      Subject to the limitations and provisions set forth in the Certificate of Incorporation of the Company, dividends on the stock of the Company shall be paid at such times and in such amounts as the board of directors shall, from time to time, determine.

                                 ARTICLE XI.

                               CORPORATE SEAL

      The corporate seal shall consist of the words "THE MAY DEPARTMENT STORES COMPANY" arranged in a circular around the words and figures "Corporate Seal -- Delaware" and shall be kept by the secretary in the office of the Company. The impression of the seal may be made and attested upon contracts, certificates of stock and other papers requiring the seal of the Company, when authorized by resolution of the board of directors, by the secretary, or by an assistant secretary or by any other officer of the Company, and the board of directors may authorize the use of a duplicate corporate seal by any assistant secretary or other officer of the Company

                               ARTICLE XII.

                               FISCAL YEAR

      The fiscal year of the Company shall end on the Saturday closest to the 31st day of January in each year.

                               ARTICLE XIII.

                                AMENDMENTS

      In furtherance and not in limitation of the powers conferred by statute, the board of directors, by vote of two-thirds of the entire board of directors of the Company, is expressly authorized to adopt, repeal, alter, amend or rescind the foregoing By-laws at any meeting of the board of directors, provided that the substance of the proposed amendment or addition or the subject matter thereof shall have been submitted in writing at a preceding meeting of the board of directors or notice thereof shall have been given to the directors; waiver of notice by any director being deemed equivalent to such notice to him.

      The By-laws may also be amended at any general or special meeting of shareowners, provided notice of the proposed amendment shall have been given in the call for such meeting.

                                ARTICLE XIV.

                              WAIVER OF NOTICE

      Any notice required to be given by law or by the Certificate of Incorporation or by these By-laws may be waived in writing, and such waiver may be made either before or after the act or event to which the same relates.

                                    Appendix D

      623  PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR
SHARES.--(a)    A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

      (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

       (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

      (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

      (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

      (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing this shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

      (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does to constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

      (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

              (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

              (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

              (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

              (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

              (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

              (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

              (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:
(A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or
(D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

              (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

      (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

      (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

              (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

              (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

              (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

      (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

      (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

      (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch.117, L. `86, eff. 9-1-86.).

                Directions to Cervantes Convention Center
                      Washington at Eighth Street
                         St. Louis, Missouri



The Cervantes Convention Center                      [MAP]
is located on Washington Avenue
at 8th Street, 2 blocks north of
Famous-Barr.  Please enter the
convention center through the
Convention Plaza entrance on the
east side of the building.  The
meeting will be held in the
Lecture Hall on the first floor.

Parking has been reserved for
you in the parking garage
adjacent to the convention
center.  From the garage, you may
enter the convention center two
ways. You may take the stairs
which connect the second level of
the parking garage with the
second level of the convention
center, and take the escalator
down to the first floor.  Or, you
may take a garage elevator to the
street level and walk outside to
the Convention Plaza entrance
next to the garage.  The meeting
room is on the first level,
immediately to your left as you
enter the convention center.

MAY
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101-1799

To Shareowners of The May Department Stores Company:

The annual meeting of May shareowners will be held at the Cervantes Convention Center, Washington at Eighth Street, St. Louis, Missouri, on Friday, May 24, 1996, at 10:00 a.m. Central Daylight Time. The enclosed proxy statement provides you with information regarding the meeting.

It is important that your shares be represented at this meeting. Even if you plan to attend, please promptly sign, date and return your proxy in the enclosed postage-paid envelope.

                               ADMISSION TICKET
 (Please detach the proxy card below and return it in the enclosed envelope.
     If you are planning to attend the annual meeting, please save this Admission Ticket and bring it to the meeting for admission.)

                            Detach Proxy Card Here
- -------------------------------------------------------------------------------
/        /
To vote your shares for all listed nominees, please mark the FOR box in item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

Management recommends a vote FOR Items (a), (b) and (c).
- -------------------------------------------------------------------------------
                                             For         Withhold    Exception
(a)   Election of Directors
      Exception(s):----------------------
      -----------------------------------
                                             For         Withhold    Exception

(b)   Ratification of the appointment of
      independent auditors

(c)   Proposal to approve a change in
      the state of incorporation from
      New York to Delaware

Management recommends a vote AGAINST Item (d).

- -------------------------------------------------------------------------------

(d)   Proposal by a shareowner concerning
      a classified board
                                             For         Withhold    Exception

If you plan to attend the annual
meeting, please mark here.
Address change and/or comments,
please mark here

Please sign name(s) exactly as shown on this card.

Date:--------------------------, 1996
- -------------------------------------
- -------------------------------------
Signature(s)
Votes MUST be indicated
(x) in Black or Blue ink.

                        Directions to Cervantes Convention
                           Washington at Eighth Street
                              St. Louis, Missouri
[MAP]

The Cervantes Convention Center
is located on Washington Avenue
at 8th Street, 2 blocks north of
Famous-Barr.  Please enter the
convention center through the
Convention Plaza entrance on the
east side of the building.  The
meeting will be held in the
Lecture Hall on the first floor.

Parking has been reserved for
you in the parking garage
adjacent to the convention
center.  From the garage, you may
enter the convention center two
ways.  You may take the stairs
which connect the second level of
the parking garage with the
second level of the convention
center, and take the escalator
down to the first floor.  Or, you
may take a garage elevator to the
street level and walk outside to
the Convention Plaza entrance
next to the garage.  The meeting
room is on the first level,
immediately to your left as you
enter the convention center.
- ------------------------------------------------------------------------------

MAY   PROXY
      THE MAY DEPARTMENT STORES COMPANY
This proxy is solicited on behalf of the board of directors for the annual meeting on May 24, 1996.

By signing this card, the undersigned appoints each of David C. Farrell, Louis
J. Garr, Jr. and Richard A. Brickson, as proxy, with full power of substitution, to vote all common shares of the undersigned in The May Department Stores Company at the May 24, 1996 annual meeting of shareowners, and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card. This card is also the undersigned's voting instruction for any and all shares held of record by The Bank of New York for the undersigned's account in the Company's Dividend Reinvestment Plan.

The board of directors recommends a vote FOR election of all listed director nominees, FOR proposals (b) and (c) and AGAINST proposal (d) listed on the other side of this card. If no directions are given, and this signed card is returned, the undersigned understands that the proxies will vote in accordance with recommendations of the board of directors and in each proxy's discretion on any other matter that may properly come before the meeting.

The nominees for the board of directors are Richard L. Battram, David C. Farrell, Eugene S. Kahn, Andrall E. Pearson, Robert D. Storey, Anthony J. Torcasio and Edward E. Whitacre, Jr.

Please sign the other side of this card and return this card promptly to the address shown on the right in the enclosed return envelope.

THE MAY DEPARTMENT STORES COMPANY
P.O. Box 11002
NEW YORK, N.Y. 10203-002

Payless ShoeSource
3231 East Sixth Street
Topeka, Kansas 66607

April 22, 1996

Dear Fellow Member of the Payless ShoeSource, Inc. Profit Sharing Plan:

The Payless ShoeSource, Inc. Profit Sharing Plan is up and running. You have shares of The May Department Stores Company common stock in the May Common Stock Fund, one of the investment funds under the Payless Profit Sharing Plan. You have the opportunity to direct the trustee on how to vote these shares at May's 1996 Annual Meeting.

Enclosed please find May's 1995 Annual Report to Shareowners, which summarizes May's performance for the year. Also enclosed are the proxy statement for May's 1996 Annual Meeting, a confidential voting instruction card and a return envelope. The recommendations of May's management on each issue and the reasons for the recommendations are described in the proxy statement. We encourage you to read it carefully.

Please complete, sign and return the confidential voting instruction card; the Profit Sharing Plan trustee (The Bank of New York) will follow your voting instructions. These instructions cannot be disclosed by the trustee.

Very truly yours,

Steven J. Douglass                        Richard A. Jolosky
Chairman and                              President
Chief Executive Officer

                       Detach Voting Instruction Card Here
- -------------------------------------------------------------------------------
/        /
To vote your shares for all listed nominees, please mark the FOR box in item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

Management recommends a vote FOR Items (a), (b) and (c).
- --------------------------------------------------------------------------------
                                             For         Withhold    Exception
(a)   Election of Directors
      Exception(s):----------------------
      ----------------------------------
                                             For         Withhold    Exception

(b)   Ratification of the appointment of
      independent auditors

(c)   Proposal to approve a change in
      the state of incorporation from
      New York to Delaware

Management recommends a vote AGAINST Item (d).
- -------------------------------------------------------------------------------
(d)   Proposal by a shareowner concerning
      a classified board
                                             For         Withhold    Exception
Address change and/or comments,
please mark here
Please sign name(s) exactly as shown on this card.
Date:--------------------------, 1996
- -------------------------------------
- -------------------------------------
Signature(s)
Votes MUST be indicated
(x) in Black or Blue ink.

- -------------------------------------------------------------------------------

                      CONFIDENTIAL VOTING INSTRUCTIONS TO
                     THE BANK OF NEW YORK AS TRUSTEE UNDER
               THE PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN


By signing this card, I appoint the Trustee to vote all shares of common stock of The May Department Stores Company credited to my account in the May Common Stock Fund of the Payless ShoeSource, Inc. Profit Sharing Plan at the May 24, 1996 annual meeting of shareowners, and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card, on the basis of my interests in the May Common Stock Fund and in the ESOP Preference Fund in the May Profit Sharing Plan, all as of January 31, 1996 (the latest practicable Valuation Date).

The board of directors recommends a vote FOR election of all listed director nominees, FOR proposals (b) and (c) and AGAINST proposal (d) listed on the other side of this card. If no directions are given, and this signed card is returned, I understand that the Trustee will vote in accordance with recommendations of the board of directors and in its discretion on any other matter that may properly come before the meeting. If this card is not received by the Trustee on or before May 17, 1996, the Trustee will vote my shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Payless ShoeSource, Inc. Profit Sharing Plan.

The nominees for the board of directors are Richard L. Battram, David C. Farrell, Eugene S. Kahn, Andrall E. Pearson, Robert D.
Storey, Anthony J. Torcasio and Edward E. Whitacre, Jr.

Please sign the other side of this card and return this card promptly to the address shown on the right in the enclosed return envelope to:
                                 THE MAY DEPARTMENT STORES COMPANY
                                 P.O. BOX 11002
                                 NEW YORK, N.Y. 10203-0002

MAY
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101-1799

To Members of the Profit Sharing Plan:

Enclosed please find the Company's 1995 Annual Report to Shareowners and the proxy statement for the 1996 Annual Meeting, a confidential voting instruction card and a return envelope. It is important that you vote. Management's recommendations on each issue and the reasons for the recommendations are described in the proxy statement.

Please complete, sign and return the confidential voting instruction card; the Profit Sharing Plan trustee (The Bank of New
York) will follow your voting instructions. These instructions cannot be disclosed by the trustee.








                   Detach Voting Instruction Card Here
- -------------------------------------------------------------------------------
/        /
To vote your shares for all listed nominees, please mark the FOR box, in Item (a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

Management recommends a vote FOR Items (a), (b) and (c).
- -------------------------------------------------------------------------------
                                             For         Withhold    Exception
(a)   Election of Directors
      Exception(s):----------------------
      ----------------------------------
                                             For         Withhold    Exception

(b)   Ratification of the appointment of
      independent auditors

(c)   Proposal to approve a change in
      the state of incorporation from
      New York to Delaware

Management recommends a vote AGAINST Item (d).
- -------------------------------------------------------------------------------
(d)   Proposal by a shareowner concerning
      a classified board
                                             For         Withhold    Exception
Address change and/or comments,
please mark here


Please sign name(s) exactly as shown on this card.
Date:--------------------------, 1996
- -------------------------------------
- -------------------------------------
Signature(s)
Votes MUST be indicated
(x) in Black or Blue ink.

- -------------------------------------------------------------------------------
MAY   CONFIDENTIAL VOTING INSTRUCTIONS TO
      THE BANK OF NEW YORK AS TRUSTEE UNDER
      THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING PLAN

By signing this card, I appoint the Trustee to vote all shares of common stock of The May Department Stores Company represented by units credited to my account in the May Common Stock Fund on the Profit Sharing Plan and all shares of ESOP Preference Shares of the Company credited to my account in the ESOP Preference Fund of the Profit Sharing Plan, all as of January 31, 1996 (the latest practicable Valuation Date), at the May 24, 1996 annual meeting of shareowners, and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

The board of directors recommends a vote FOR election of all listed director nominees, FOR proposals (b) and (c) and AGAINST proposal (d) listed on the other side of this card. If no directions are given, and this signed card is returned, I understand that the Trustee will vote in accordance with recommendations of the board of directors and in its discretion on any other matter that may properly come before the meeting. If this card is not received by the Trustee on or before May 17, 1996, the Trustee will vote my shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Profit Sharing Plan.

The nominees for the board of directors are Richard L. Battram, David C. Farrell, Eugene S. Kahn, Andrall E. Pearson, Robert D.
Storey, Anthony J. Torcasio and Edward E. Whitacre, Jr.

Please sign the other side of this card and return this card promptly to the address shown on the right in the enclosed return envelope to:

THE MAY DEPARTMENT STORES COMPANY
P.O. Box 11002
NEW YORK, N.Y. 10203-0002

MAY
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799


April 22, 1996


Dear Fellow Member of the Profit Sharing Plan:

            Enclosed please find the Company's 1995 Annual Report to Shareowners, which summarizes May's performance for the year. Also enclosed are the proxy statement for the 1996 Annual Meeting, a confidential voting instruction card and a return envelope. It is important that you vote. Management's recommendations on each issue and the reasons for the recommendations are described in the proxy statement. We encourage you to read it carefully.

            In 1995, we achieved our 21st consecutive year of record sales and earnings per share from continuing operations in spite of a difficult retail environment. During 1995 we continued to focus our efforts on delivering more value to our customers, by broadening our assortments of higher-quality prestige merchandise, introducing exciting new merchandise, speeding the delivery of merchandise to the selling floor, and becoming a more powerful holiday and gift store. We continue to target significant growth from new stores, acquisitions, and expansions and remain dedicated to developing the best talent in retailing.

            In this year's annual report we salute our sales associates and their commitment to treating the customer right.
In addition, we salute all of you. Your dedication to our customers and to May's success have helped deliver another record year.

            Thomas A. Hays, deputy chairman, will retire on April
30th. In his 27 years with May, 13 as director, he has contributed significantly to the success of the Company. We are deeply indebted to him and most appreciative of all that he has done. We will miss him both personally and professionally.

            Please complete, sign and return the confidential voting instruction card; the Profit Sharing Plan trustee (The Bank of New York) will follow your voting instructions. These instructions cannot be disclosed by the trustee.

Again, we thank you for your accomplishments.

Very truly yours,



David C. Farrell                          Jerome T. Loeb
Chairman of the Board and                 President
Chief Executive Officer

                                     APPENDIX

1. Pages two and three of the printed proxy statement contain a photo of each director.

2. Page eight of the printed proxy statements contains a stock performance graph. The data contained in that graph is depicted in the table that immediately follows the graph.